------------------------------------------------------------------
                                                                     LEHMAN
RICHARD S. FULD, JR                                                  BROTHERS
Chairman and Chief Executive Officer                                 HOLDINGS
                                                                     INC.






                                          February 26, 1996

Dear Stockholder:

The Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. (the "Company") will be held on Wednesday, April 10, 1996, at 10:30 a.m. (New York
Time), at the 26th Floor Auditorium, 3 World Financial Center, 200 Vesey Street, New York, New York 10285. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. You are cordially invited to attend.

All holders of record of the Company's outstanding shares of common stock, par value $.10 per share (the "Common Stock"), Cumulative Convertible Voting Preferred Stock, Series A, Cumulative Voting Preferred Stock and Redeemable Voting Preferred Stock as of February 12, 1996 will be entitled to vote at the Annual Meeting. It is important that your shares be represented at the meeting. You will be asked to (i) elect three Class I Directors; (ii) ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the 1996 fiscal year; (iii) approve the 1996 Management Ownership Plan; and (iv) approve the 1996 Short Term Executive Compensation Plan. Accordingly, we request that you promptly sign, date and return the enclosed proxy card regardless of the number of shares you hold.


                                          Very truly yours,



                                          /s/ RICHARD S. FULD, JR.
                                          RICHARD S. FULD, JR.

                                          February 26, 1996

Dear Stockholder:

    Enclosed with this letter are the proxy materials for the upcoming Annual Meeting. You are being asked to approve two incentive compensation plans for senior management: the 1996 Management Ownership Plan (the "1996 MOP") and the 1996 Short-Term Executive Compensation Plan (the "1996 STEP"). Compensation paid under the 1996 MOP will consist of long-term equity and compensation paid under the 1996 STEP will consist of annual cash bonuses. Both of these plans are successor plans to the substantially similar 1994 MOP and 1994 STEP. The 1994 plans were effective mechanisms for the delivery of performance driven compensation. In fact, operating results and stock price improved in 1995 as compared to 1994. The Compensation and Benefits Committee of the Board of Directors unanimously recommends approval of the 1996 MOP and 1996 STEP.

    On behalf of the Committee, I would like to explain the Committee's incentive compensation philosophy and how these plans further our goal of increasing Stockholder value in today's environment. It is our current intention to operate prospectively within this framework.

    A fundamental principle of our approach to compensation is to align the interests of every member of the Firm with those of the Stockholders. In brief, we believe that this can be accomplished through the following:

 . compensate all members of the Firm with an "ownership" stake in the Company, and thus, encourage actions which build long-term Stockholder value; and

 . tie compensation to the achievement of specified performance goals.

    The 1996 MOP and 1996 STEP embody this principle and, we believe, meet the above-stated Firm objectives. Stockholder approval is required to assure that awards to Executive Officers under such plans are tax-deductible to the Company, which itself is important to maximize Stockholder value.

    The 1996 MOP will permit the Company to pay a portion of the total compensation of Executive Officers in restricted stock units ("RSUs") and other equity-based awards, in amounts determined by the Company's financial performance and stock price. In fact, we intend to continue our current practice of paying a significant percentage of all employees' total compensation in stock to provide a strong interest in the financial performance and growth of the Company and a powerful incentive in working to build long-term Stockholder value. As in the past, the RSUs paid to both Executive Officers and other employees will have vesting and resale restrictions, which will also assist the Firm in retaining key personnel.
The 1996 MOP allows the Company to fund RSUs and other equity based awards paid to Executive Officers from shares acquired in the secondary market (in addition to new issuance) and, to the extent practicable, the Company will do so to reduce share dilution. The Company will fund RSUs and other equity based awards paid to all the other employees outside of the 1996 MOP through secondary market purchases to avoid share dilution.

    The 1996 STEP will permit the Company to continue to make cash bonus awards to its Executive Officers tied to the achievement of performance goals based on specified Firm financial targets. Annual cash bonus awards to other officers and employees outside of this plan also are tied to the achievement of performance goals appropriate for their position within the Firm. We believe that an annual incentive bonus program is a necessary element of the Firm's ability to attract and retain qualified officers and employees in the securities industry. It also motivates members of the Firm to achieve performance goals that are in the best interests of the Company and its Stockholders.


                                         Sincerely,



                                          /s/ John D. Macomber
                                          John D. Macomber
                                          Chairman
                                          Compensation and Benefits Committee

                         LEHMAN BROTHERS HOLDINGS INC.

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              -------------------


To the Stockholders of Lehman Brothers Holdings Inc.:

    The Annual Meeting of Stockholders (the "Annual Meeting") of the Company will be held on Wednesday, April 10, 1996, at 10:30 a.m. (New York Time), at the 26th Floor Auditorium, 3 World Financial Center, 200 Vesey Street, New York, New York 10285 to:

        (1) Elect three Class I Directors for terms of three years each;

        (2) Ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the 1996 fiscal year;

        (3) Approve the 1996 Management Ownership Plan;

        (4) Approve the 1996 Short Term Executive Compensation Plan; and

        (5) Act on any other business which may properly come before the Annual Meeting or any adjournment thereof.

    THE COMPANY WILL ADMIT TO THE ANNUAL MEETING STOCKHOLDERS OF RECORD, PERSONS HOLDING PROOF OF BENEFICIAL OWNERSHIP OR WHO HAVE BEEN GRANTED PROXIES AND ANY OTHER PERSON THAT THE COMPANY, IN ITS SOLE DISCRETION, MAY ELECT TO ADMIT. IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD.

    Stockholders of record at the close of business on February 12, 1996 are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof. A list of such Stockholders will be available at the Annual Meeting and, during the ten days prior thereto, at the office of the Company's Corporate Secretary, 3 World Financial Center, 24th Floor, New York, New York 10285.

    A copy of the Company's Annual Report to Stockholders is enclosed herewith.

                                         By Order of the Board of Directors




                                                     /s/ KAREN C. MANSON
                                                     KAREN C. MANSON
                                                        Secretary

New York, New York
February 26, 1996

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                         LEHMAN BROTHERS HOLDINGS INC.
                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285

                                                              February 26, 1996


                                PROXY STATEMENT

    VOTE BY PROXY. This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of the Company (the Company, together with its subsidiaries, the "Firm") for the Company's Annual Meeting of Stockholders to be held on Wednesday, April 10, 1996 at 10:30 a.m. (New York Time), or any adjournment thereof ("Annual Meeting"). This Proxy Statement and the proxy ("proxy card" or "proxy") are expected to be mailed to stockholders of the Company ("Stockholders") on or about February 26, 1996.

    You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to sign and date the enclosed proxy and return it in the enclosed, prepaid envelope. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted by (i) giving written notice to the Corporate Secretary of the Company, (ii) by subsequently filing a later dated proxy or (iii) by attending the Annual Meeting and voting in person. Please note that attendance at the meeting will not by itself revoke a proxy.

    The enclosed proxy indicates on its face the number of common and/or preferred shares registered in the name of each stockholder of record on February 12, 1996. Proxies furnished to employees also indicate the number of shares, if any, (i) held by the employee under the Lehman Brothers Holdings Inc. Employee Stock Purchase Plan ("ESPP"), (ii) allocated to the employee's Lehman Brothers Holdings Inc. Employee Stock Ownership Plan ("ESOP") account and (iii) held by the employee in brokerage accounts at Lehman Brothers Inc. ("LBI"). Proxies returned by employees who participate in the ESOP will be considered to be voting instructions to the ESOP trustee ("ESOP Trustee") with respect to shares allocated to such account. Pursuant to the terms of the ESOP trust agreement, the ESOP Trustee shall vote unallocated shares and allocated shares for which no voting instructions are received in a manner that the Trustee judges to be in the best interest of participants in the ESOP. Proxies returned by employees with LBI brokerage accounts will be considered voting instructions to LBI with respect to shares held in such accounts. Under the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan ("TDSP"), the trustees of the TDSP shall vote all the shares held in participating employees' accounts, in a manner which they believe to be in the best interest of the participants.

    CONFIDENTIAL VOTING. As a matter of policy, the proxies, ballots and voting tabulations relating to individual Stockholders are kept private by the Company. Such documents are available for examination only by Inspectors of Election and certain employees of the Company's tabulating agents engaged in processing proxy cards and tabulating votes. The vote of any Stockholder is not disclosed to management except as may be necessary to meet legal requirements. However, all comments directed to management from Stockholders whether written on the proxy card or elsewhere, will be forwarded to management.

    GENERAL. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

        FOR the election of the three nominees for Class I Directors named below;

        FOR the ratification of the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the 1996 fiscal year;

        FOR the approval of the 1996 Management Ownership Plan; and

        FOR the approval of the 1996 Short Term Executive Compensation Plan.

    In the event a Stockholder specifies a different choice on the proxy, his or her shares will be voted in accordance with the specification so made.

    The Company's 1995 Annual Report has been mailed to Stockholders in connection with this solicitation. A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON FORM 10-K, EXCLUSIVE OF EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING: LEHMAN BROTHERS HOLDINGS INC., 3 WORLD FINANCIAL CENTER, 24TH FLOOR, NEW YORK, NEW YORK 10285 ATTN.:
CORPORATE SECRETARY.

    COST OF SOLICITATION. The cost of soliciting these proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or employees of the Company in person or by telephone or telegram, or other means of communication, for which no additional compensation will be paid. The Company has engaged the firm of Georgeson & Company Inc. to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson & Company Inc. a fee of $18,000 plus expenses for its services.

    The Company also will reimburse brokerage houses, including the Company's wholly-owned subsidiary, Lehman Brothers Inc., and other custodians, nominees and fiduciaries for their reasonable expenses, in accordance with the rules and regulations of the SEC, the New York Stock Exchange, Inc. ("NYSE") and other exchanges, in sending proxies and proxy materials to the beneficial owners of shares of the Company's voting securities.

    THE VOTING STOCK. The Company has four classes of voting stock: Common Stock, Cumulative Convertible Voting Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), Cumulative Voting Preferred Stock, par value $1.00 per share (the "Cumulative Preferred Stock") and Redeemable Voting Preferred Stock, par value $1.00 per share ("Redeemable Preferred Stock") (the Series A Preferred Stock, Cumulative Preferred Stock and Redeemable Preferred Stock are collectively referred to herein as the "Preferred Stock" and the Common Stock and the Preferred Stock are sometimes collectively referred to herein as the "Voting Stock").

    As of February 12, 1996, there were 103,355,214 shares of Common Stock outstanding (exclusive of 2,368,777 shares held in the treasury), each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting, and there were outstanding 13,000,000 shares of Series A Preferred Stock, 8,000,000 shares of Cumulative Preferred Stock and 1,000 shares of Redeemable Preferred Stock, respectively, each of which is entitled to .3178313, .295, and 1,059 votes per share, respectively. There is no cumulative voting provision for Common Stock or Preferred Stock. The Common Stock and the Preferred Stock will vote together as a single class on each matter to be voted on at the meeting. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the shares of Common Stock and Preferred Stock outstanding and entitled to vote shall constitute a quorum.

    As of February 12, 1996, American Express Company ("American Express") owned no shares of Common Stock and 100% and 92.8% of the outstanding shares of Cumulative Preferred Stock and Redeemable Preferred Stock, respectively, representing in the aggregate approximately 3% of the Voting Stock. American Express has agreed that so long as it or any of its subsidiaries holds any shares of the Cumulative Preferred Stock or Redeemable Preferred Stock, it will vote such shares in the same proportion as the votes cast by the holders of shares of Common Stock on matters to be voted on by Stockholders.

    As of February 12, 1996, Nippon Life Insurance Company ("Nippon Life") owned 100% and 7.2% of the outstanding shares of the Series A Preferred Stock and Redeemable Preferred Stock, respectively, and approximately 5.3% of the outstanding Common Stock (approximately 11.6% assuming conversion of the Series A Preferred Stock and exercise of a warrant to purchase Common Stock), representing in the aggregate approximately 8.7% of the Voting Stock.

    STOCKHOLDERS ENTITLED TO VOTE. Only Stockholders of record at the close of business on February 12, 1996 will be entitled to notice of and to vote at the Annual Meeting.

                     INFORMATION AS TO CERTAIN STOCKHOLDERS

    To the knowledge of management, except as described below, no person beneficially owns more than five percent of any class of Voting Stock as of December 31, 1995.

   TITLE OF CLASS                NAME OF BENEFICIAL OWNER      NUMBER OF SHARES       PERCENT OF CLASS
   --------------                ------------------------      ----------------       ----------------
Common Stock.................   FMR Corp. (a)                     11,510,343(b)             11.01
Common Stock.................   Nippon Life Insurance             12,924,489(d)             11.60
                                Company(c)
Common Stock.................   The Prudential Insurance           6,023,188(f)              5.8
                                Company of America(e)
Cumulative Convertible Voting
 Preferred Stock, Series A...   Nippon Life Insurance             13,000,000               100.00
                                Company(c)
Cumulative Voting Preferred
 Stock.......................   American Express Company(g)        8,000,000(h)(i)         100.00
Redeemable Voting Preferred
 Stock.......................   American Express Company(g)              928(h)             92.80
Redeemable Voting Preferred
 Stock.......................   Nippon Life Insurance                     72                 7.20
                                Company(c)

------------

 (a)  The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (b)  Based on Amendment No. 2 to Schedule 13G, dated February 14, 1996, filed by FMR Corp.
      Includes 11,225,201 shares beneficially owned by Fidelity Management & Research Company, a registered investment adviser, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and 285,142 shares beneficially owned by Fidelity Management Trust Company, a bank, as a result of its serving as investment manager of institutional accounts. FMR Corp. has sole voting power over 182,882 shares and shared dispositive power over 11,510,343 shares. Edward C. Johnson 3rd, Chairman of FMR Corp., and his wife Abigail P. Johnson, together with family members and family trusts, may be deemed to be a controlling group with respect to FMR Corp.

 (c)  The address of Nippon Life is 2-2, Yurakucho, 1-Chome, Chiyoda-ku, Tokyo, 100, Japan.

 (d)  Includes 3,304,880 shares of Common Stock issuable upon exercise of a warrant to purchase shares of Common Stock granted to Nippon Life by the Company in 1990 which expires April 15, 1996 and 4,131,807 shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Based upon information furnished by Nippon Life, Nippon
      Life has sole investment and sole voting power over all shares.

 (e)  The address of The Prudential Insurance Company ("Prudential") is 751 Broad Street,
      Newark, NJ 07102.

 (f)  Based on Schedule 13G, dated February 14, 1996, filed by Prudential. Prudential has sole investment and sole voting power over 13,887 shares and shared voting and shared dispositive power over 6,009,301 shares.

 (g)  The address of American Express is 3 World Financial Center, New York, NY 10285.

 (h)  Based on information furnished by American Express, American Express has sole investment and sole voting power over all shares.

 (i)  The Cumulative Voting Preferred Stock was redeemed by the Company on February 15, 1996.

                                   PROPOSAL 1
                         ELECTION OF CLASS I DIRECTORS

    At the Annual Meeting three Class I Directors are to be elected, each to serve until the Annual Meeting in 1999 and until his or her successor is elected and qualifies. The Restated Certificate of Incorporation of the Company establishes a classified Board of Directors with three classes, designated Class I, Class II and Class III. The terms of Class II and Class III Directors continue until the Annual Meetings in 1998 and 1997, respectively.

    The three nominees for Director are: John F. Akers, Richard S. Fuld, Jr. and Katsumi Funaki. Messrs. Akers, Fuld and Funaki were elected Class I Directors in 1996, 1990 and 1990, respectively. Governor Malcolm Wilson, at age 82 and after more than 12 years of dedicated service to the Company, has elected not to stand for reelection as a Class I Director.

    Pursuant to the Investment Agreement among Nippon Life, American Express and the Company, Mr. Katsumi Funaki has been nominated by Nippon Life as a Class I Director. See "Agreement Among the Company, American Express and Nippon Life."

    The three nominees receiving the greatest number of votes cast by the holders of the Voting Stock will be elected as Class I Directors of the Company. Unless authority to vote is withheld, the persons specified in the enclosed proxy intend to vote for the aforementioned nominees, all of whom have consented to being named in this proxy statement and to serving if elected. Although management knows of no reason why any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person in the event any such nominee is unable to serve.

    The following information is provided with respect to the nominees for Director and the incumbent Directors. Italicized wording indicates principal occupation.

              NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO SERVE
                 UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS


JOHN F. AKERS                           DIRECTOR SINCE 1996           AGE: 61

    Private Investor. Mr. Akers is the retired Chairman of the Board of Directors of International Business Machines Corporation ("IBM"). Mr. Akers served as Chairman of the Board of Directors and Chief Executive Officer of IBM from 1985 until his retirement on May 1, 1993, completing a 33-year career with IBM. Mr. Akers is a Director of the New York Times Company, PepsiCo, Inc., Hallmark Cards, Inc. and Springs Industries and a member of the U.S. Advisory Board of Zurich Insurance Company and the Advisory Board of Directorship. He is a former member of the Board of Trustees of the California Institute of Technology and The Metropolitan Museum of Art, Chairman of the Board of Governors of United Way of America, and a member of President George Bush's Education Policy Advisory Committee.

RICHARD S. FULD, JR.                    DIRECTOR SINCE 1990           AGE: 49

    Chairman and Chief Executive Officer. Mr. Fuld was elected Chairman of the Board of Directors of the Company and LBI in April 1994 and has been Chief Executive Officer of the Company and LBI since November 1993. He has also served as a member of the Corporate Management Committee of the Company since 1994. Mr. Fuld was President and Chief Operating Officer of the Company and
LBI from March 1993 to April 1994 and was Co-President and Co-Chief Operating Officer of both corporations from January 1993 to March 1993. He was President and Co-Chief Executive Officer of the Lehman Brothers Division from August 1990 to March 1993. Mr. Fuld was a Vice Chairman of LBI from August 1984 until 1990. He also serves as a Director and executive officer of several of the

Company's subsidiaries. Mr. Fuld has been a Director of LBI since 1984 and a Director of the Company since 1990. Mr. Fuld is a trustee of Mount Sinai Medical Center, a member of the Executive Committee of Mount Sinai Children's Center Foundation, a trustee of Wilbraham & Monson Academy and a Director of Ronald McDonald House. He is Chairman of the Company's Executive Committee and Chairman and a non-voting member of the Company's Nominating Committee. He is also a member of the Company's Dividend Committee.

KATSUMI FUNAKI                       DIRECTOR SINCE 1991             AGE: 54

    Senior General Manager of International Business of the Finance and Investment Planning Office of Nippon Life. Mr. Funaki has been affiliated with Nippon Life, Japan's largest insurance company, since 1964 and has been Senior General Manager for International Business of the finance and Investment Planning Office since March 1994. Mr. Funaki was Chief General Manager for the Americas from 1993 through March 1994, and Mr. Funaki was General Manager for North America from March 1991 until 1993. He was Deputy Chief of International Investment Headquarters of Nippon Life from 1990 to 1991. Mr. Funaki was General Manager of the International Investment Department of Nippon Life from 1988 to 1990 and Deputy General Manager of the International Investment Department of Nippon Life from 1986 to 1988. Mr. Funaki has been a Director of the Company since 1991.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES.

               CLASS II DIRECTORS WHOSE TERMS CONTINUE UNTIL THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS

ROGER S. BERLIND                       DIRECTOR SINCE 1985             AGE: 65

    Private Investor. Roger S. Berlind has been a theatrical producer of Berlind Productions since 1981. Mr. Berlind, is a Director of LBI, a Governor of the League of American Theaters and Producers and has served as a Trustee of Princeton University, the Eugene O'Neill Theater Center and the American Academy of Dramatic Arts. Mr. Berlind has been a Director of the Company since 1985. He is Chairman of the Company's Finance Committee and a member of the Company's Audit Committee.

DINA MERRILL                           DIRECTOR SINCE 1988             AGE: 67

    Actress and Private Investor. Dina Merrill, an actress and private investor, is a Director and Vice Chairman of RKO Pictures, Inc. Ms. Merrill was a Presidential Appointee to the Kennedy Center Board of Trustees and is a Vice President of the New York City Mission Society, a Trustee of the Eugene O'Neill Theater Foundation and a member of the board of Project Orbis, the Juvenile Diabetes Foundation and the Museum of Television and Radio. Ms. Merrill has been a Director of the Company since 1988. She is a member of the Company's Compensation and Benefits Committee and the Company's Nominating Committee.

MASATAKA SHIMASAKI                     DIRECTOR SINCE 1994             AGE: 52

    Director and General Manager for the Americas of Nippon Life. Mr. Shimasaki has been affiliated with Nippon Life, Japan's largest insurance company, since 1967, has been General Manager for the Americas since March 1994, and has been a Director since July 1994. He was General Manager, International Planning Department of Nippon Life from 1993 until March 1994. Mr. Shimasaki was General Manager of Nippon Life's International Finance Department from 1990 until 1993, and Chief Representative of Nippon Life's London Representative Office from 1988 through 1990. Mr. Shimasaki has been a Director of the Company since 1994. He is a member of the Company's Audit Committee and the Company's Finance Committee. Mr. Shimasaki is also a Director of PanAgora Asset Management, Inc. See "Agreement Among the Company, American Express and Nippon Life."

               CLASS III DIRECTORS WHOSE TERMS CONTINUE UNTIL THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

HENRY KAUFMAN                          DIRECTOR SINCE 1995             AGE: 68

    President of Henry Kaufman & Company, Inc. Dr. Kaufman has been President of Henry Kaufman & Company, Inc., an investment management and economic and financial consulting firm, since 1988. For the previous 26 years, he was with Salomon Brothers Inc., where he was a Managing Director, Member of the Executive Committee, and in charge of Salomon's four research departments. He was also a Vice Chairman of the parent company, Salomon Inc. Before joining Salomon Brothers, Dr. Kaufman was in commercial banking and served as an economist at the Federal Reserve Bank of New York. Dr. Kaufman is a Director of Federal Home Loan Mortgage Corporation and W. R. Berkley Corporation. He is the Chairman of the Board of Trustees of the Institute of International Education, the Chairman of the Board of Overseers of the Stern Schools of Business of New York University and the President of the Board of Trustees of the Animal Medical Center. Dr. Kaufman is a Member of the Board of Trustees of the Whitney Museum of American Art, a Member of the Board of Trustees of New York University, a Member of the International Capital Markets Advisory Committee of the Federal Reserve Bank of New York, a Member of the Advisory Committee to the Investment Committee of the International Monetary Fund Staff Retirement Plan and a Member of the Board of Governors of Tel-Aviv University. Dr. Kaufman has been a Director of the Company since 1995. He is a member of the Company's Finance Committee.

JOHN D. MACOMBER                       DIRECTOR SINCE 1994             AGE: 68

    Principal of JDM Investment Group. Mr. Macomber has been a Principal of JDM Investment Group, a private investment firm, since 1992. He was Chairman and President of the Export-Import Bank of the United States from 1989 to 1992, Chairman and Chief Executive Officer of Celanese Corporation from 1973 to 1986 and a Senior Partner at McKinsey & Co. from 1954 to 1973. Mr. Macomber is a Director of Bristol-Myers Squibb Company, The Brown Group, Inc., Pilkington Ltd., Textron Inc. and Xerox Corporation. He is also a Director of the Atlantic Council of the United States, the French-American Foundation, the National Executive Services Corps. and the George Bush Presidential Library Foundation. Mr. Macomber is Chairman of the Council for Excellence in Government. Mr. Macomber is on the Advisory Board of the Center for Strategic & International Studies and the Yale School of Management. He is a Trustee of the Carnegie Institution of Washington and a member of the Council on Foreign Relations and the Bretton Woods Committee. Mr. Macomber has been a Director of the Company since 1994. He is Chairman of the Company's Compensation and Benefits Committee, and a member of the Company's Executive Committee and the Company's Nominating Committee.

T. CHRISTOPHER PETTIT                  DIRECTOR SINCE 1994             AGE: 51

    President and Chief Operating Officer. Mr. Pettit was elected President and Chief Operating Officer of the Company and LBI in April 1994 and has served as a member of the Corporate Management Committee of the Company since 1994. Mr. Pettit is responsible for the day-to-day operations of the Firm. He was Managing Partner of the Company and LBI from 1993 to April 1994 and Managing Director of LBI from 1992 to April 1994. Mr. Pettit, who was a Senior Executive Vice President of LBI from 1984 to 1992, was appointed the Managing Partner of the Lehman Brothers Division in 1991. Mr. Pettit also serves as a Director and executive officer of several of the Company's subsidiaries. Mr. Pettit has been a Director of the Company since 1994. He is a member of the Company's Executive Committee and the Company's Finance Committee and an alternative member of the Company's Dividend Committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Executive, Audit, Compensation and Benefits, Finance and Nominating Committees of the Board of Directors are described below.

    EXECUTIVE COMMITTEE. The Executive Committee consists of Mr. Fuld, who chairs the Executive Committee, and Messrs. Macomber and Pettit. The Executive Committee has the authority, in the intervals between meetings of the Board of Directors, to exercise all of the authority of the Board of Directors, except for those matters that the Delaware General Corporation Law ("DGCL") or the Restated Certificate of Incorporation reserves to the full Board of Directors. The Executive Committee acted by telephone or unanimous written consent twenty times during the 1995 fiscal year.

    AUDIT COMMITTEE. The Audit Committee consists of Governor Wilson, who chairs the Audit Committee, and Messrs. Berlind and Shimasaki, all of whom are Non-employee Directors. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee has general responsibility for surveillance of financial controls, as well as for the Company's accounting and audit activities. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the audit plan, fees and results of their audit, and approves their non-audit services and related fees. The Audit Committee held three meetings during the 1995 fiscal year.

    COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee (the "Compensation Committee") consists of Mr. Macomber, who chairs the Compensation Committee and Ms. Merrill and Governor Wilson, all of whom are Non-employee Directors. The Compensation Committee establishes corporate policy and programs with respect to the compensation of officers and employees of the Firm, including establishing compensation policies and practices, such as salary, cash incentive, restricted stock, long-term incentive compensation, stock purchase and other programs and making grants under such plans. The Compensation Committee also establishes and administers all of the Company's employee benefit and compensation plans and has the authority, where appropriate, to delegate its duties. The Compensation Committee held three meetings during the 1995 fiscal year and acted by telephone or unanimous written consent five times.

    FINANCE COMMITTEE. The Finance Committee consists of Mr. Berlind, who chairs the Finance Committee, and Messrs. Kaufman, Pettit and Shimasaki. The Finance Committee reviews and advises the Board of Directors on financial policies and practices of the Company, and periodically reviews, among other things, major capital expenditure programs and significant capital transactions and recommends a dividend policy to the Board of Directors. The Finance Committee held four meetings during the 1995 fiscal year.

    NOMINATING COMMITTEE. The Nominating Committee consists of Mr. Fuld, who chairs the Nominating Committee but is a non-voting member, and two non-employee Directors, Mr. Macomber and Ms. Merrill. The Nominating Committee considers and makes recommendations to the Company's Board of Directors with respect to the size and composition of the Board of Directors and Board Committees and with respect to potential candidates for membership on the Board of Directors. The Nominating Committee held three meetings during the 1995 fiscal year. The Nominating Committee will consider nominees for Director recommended by Stockholders. Stockholders wishing to submit recommendations for the 1997 Annual Meeting of Stockholders should write to the Corporate Secretary, Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285. The

Company's bylaws contain time limitation, procedures and requirements relating to Stockholder nominations.

                      ATTENDANCE AT MEETINGS BY DIRECTORS

    The Board of Directors held eight meetings during the 1995 fiscal year and acted five times by telephone or unanimous written consent. All Directors other than Mr. Funaki attended 75 percent or more of the aggregate of (a) the total number of meetings of the Board held during the period when he or she was a Director and (b) the total number of meetings held by all Committees of the Board on which he or she served during the period when he or she was a Director. The number of meetings held by each Committee during the 1995 fiscal year is set forth above.

                       COMPENSATION OF CURRENT DIRECTORS

    Non-employee Directors receive an annual retainer of $45,000 and are reimbursed for reasonable travel and related expenses. No additional fees are paid for attendance at Board of Directors or committee meetings. Each Director is expected to attend all Board meetings. Compensation for attending meetings is deemed to be included within the annual retainers which are paid quarterly; however, the fourth quarter payment will be withheld for failure to attend 75% of the required number of meetings. Each Non-employee Director who serves as chairman of a committee of the Board of Directors receives an additional annual retainer of $7,500 per committee and each Non-employee Director who serves as a member of the Executive Committee receives an additional annual retainer of $15,000.

    Restricted Stock Unit Grants for Non-Employee Directors. Under the terms of the Company's 1994 Management Ownership Plan, a grant of Restricted Stock Units ("RSUs") representing $30,000 fair market value of Common Stock (as of the date of the Annual Meeting) will be made to each Non-employee Director on the first business day following the Company's Annual Meeting of Stockholders for each year that such plan is in effect. As of each date that a dividend is paid on Common Stock, each Non-employee Director holding RSUs shall be credited with a number of additional RSUs equal to the product of (A) the dividend paid on one share of Common Stock, multiplied by (B) the number of RSUs held by the Non-employee Director, divided by (C) the closing price of Common Stock on the NYSE on such date. One-third of the RSUs granted to Non-employee Directors will vest on each of the first three anniversaries of the date of grant, or, if earlier, immediately upon death, disability or termination of service as a Non-employee Director after serving ten years. One-third of a Non-employee Director's vested RSUs is payable in Common Stock on each of the first three anniversaries following death, disability or termination of service. The number of RSUs granted will be based on the closing price of the Common Stock on the NYSE on the day such units are awarded.

    The Company's Deferred Compensation Plan for Non-employee Directors. The Company's Deferred Compensation Plan for Non-employee Directors is a non-qualified deferred compensation plan which provides each Non-employee Director an opportunity to elect to defer receipt of compensation to be earned for services on the Board of Directors. Each Non-employee Director may elect to defer all or a specified percentage of his or her future compensation (or such election may be limited to such Non-employee Director's annual retainer fees) with respect to one or more terms as Director. Such an election can be revoked only by a showing of financial hardship and with the consent of the Compensation Committee. Amounts deferred are credited quarterly with interest, based upon the average 30-day U.S. Treasury Bill rate, and compounded annually. Deferred amounts will be paid in either a lump sum or in annual installments over a period not to exceed ten years as elected by the Non-employee Director. Payments will commence pursuant to an election by the Non-employee Director at a specified date in the future or upon termination of service as a Non-employee Director.

    The Company's Frozen Retirement Plan for Non-employee Directors. Prior to May 1994, the Company maintained the Company's Retirement Plan for Non-employee Directors which was a non-qualified retirement plan which provided a limited annual retirement benefit for Non-employee Directors who had earned five or more years of service as defined in the Plan. Participation in this plan was frozen on May 31, 1994. Any Non-employee Director who had, on such date, completed at least 5 years of service as a Director (determined in accordance with this plan) has vested benefits under this plan. Any individual who was a Non-employee Director on such date, but had not completed 5 years of service as of such date, will acquire vested benefits under this plan at the time such individual completes such 5 years of service as a Director. Any individual who becomes a Non-employee Director after such date is ineligible to participate in this plan. Vested benefits under this plan will be paid after the individual ceases to be a Director.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The current Executive Officers of the Company are set forth below, excluding Messrs. Fuld and Pettit whose biographies are included above. The Executive Officers comprise the Company's Corporate Management Committee, which performs broad, policy making functions for the Company.

JOHN L. CECIL                                                          AGE:41

    Chief Administrative Officer. Mr. Cecil has been Chief Administrative Officer of the Company and LBI as well as a Managing Director of LBI since January 1994 and has served as a member of the Corporate Management Committee of the Company since 1994. Mr. Cecil joined McKinsey & Company, Inc. in 1980 where he was elected a partner in 1986 and was a Director from 1991 through December 1993. Mr. Cecil is a member of the Board of Directors of Graham-Windham Agency and is the Chairman of its Executive Committee.

ROBERT MATZA                                                           AGE:39

    Chief Financial Officer. Mr. Matza has been Chief Financial Officer of the Company and LBI since January 1994 and a Managing Director of LBI since 1992. He has served as a member of the Corporate Management Committee of the Company since 1994, and is a member of the Firm Investment Committee. He has also been a Director of LBI since January 1994. Mr. Matza was Chief Financial Officer of the Lehman Brothers Division from November 1990 to July 1993. Mr. Matza was Controller of the Company and LBI from 1987 through November 1990 and Executive Vice President of LBI from 1987 through 1992.

THOMAS A. RUSSO                                                        AGE: 52

    Chief Legal Officer. Mr. Russo has been Chief Legal Officer and a member of the Corporate Management Committee of the Company since 1994. He has been a Managing Director of LBI since 1993. He is responsible for the Company's Legal, Compliance, Corporate Communications, Internal Audit, Investor Relations and Government Relations departments, as well as the Firm Investment and Commitment Committees. He also serves as Chairman of the Company's New Products and Business Committee. From 1977 until he joined LBI in 1993, Mr. Russo was a partner at the law firm of Cadwalader, Wickersham & Taft where he had a financial markets and general corporate practice.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of January 31, 1996 for each Director, each nominee for Director, each Executive Officer named in the Summary Compensation Table and all Directors and Executive Officers of the Company as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares shown. None of the individuals beneficially owns any of the Company's outstanding Preferred Stock or as much as 1.0% of the outstanding Common Stock.

                                                                              NUMBER OF SHARES OF
                                                    NUMBER OF SHARES         COMMON STOCK WHICH MAY
    BENEFICIAL OWNERS(a)                            OF COMMON STOCK        BE ACQUIRED WITHIN 60 DAYS
    --------------------                            ----------------       --------------------------
John F. Akers....................................          1,000                           0
Roger S. Berlind.................................        107,148(b)                        0
John L. Cecil....................................          8,190                      26,666
Richard S. Fuld, Jr..............................        194,641(c)                  164,790
Katsumi Funaki...................................              0                           0
Henry Kaufman....................................         35,000(d)                        0
John D. Macomber.................................         20,000                           0
Robert Matza.....................................         23,135                      33,612
Dina Merrill.....................................          5,240                           0
T. Christopher Pettit............................        135,871(e)                   69,459
Thomas A. Russo..................................         25,070                      25,039
Masataka Shimasaki...............................              0                           0
Malcolm Wilson...................................          9,938                           0
All Current Directors and Executive Officers as a
  group
  (13 individuals)...............................        565,233                     319,566

------------

 (a)  This chart does not include 3,379 RSUs held by each of Messrs. Berlind, Funaki,
      Macomber, Shimasaki and Wilson and Ms. Merrill, or 1,678 RSUs held by Mr. Kaufman. Mr.
      Akers will receive his first payment of RSUs on April 11, 1996. RSUs held by the
      Executive Officers are set forth in footnote (a) of the Summary Compensation Table on page 13.

 (b)  Does not include 40,000 shares of Common Stock held by Mr. Berlind's wife, as to which
      Mr. Berlind disclaims beneficial ownership.

 (c)  Includes 3,273 shares held by Mr. Fuld's children, as to which Mr. Fuld acts as custodian.

 (d)  Held by Mr. Kaufman's various family trusts, foundations and partnerships. Mr. Kaufman has sole voting and sole investment power over 10,000 shares and shared voting and shared investment power over 25,000 shares.

 (e)  Includes 1,200 shares held by Mr. Pettit's son, as to which Mr. Pettit acts as custodian and excludes 1,200 shares held by an adult daughter, as to which he disclaims beneficial ownership.

        COMPENSATION COMMITTEE REPORT OF EXECUTIVE OFFICER COMPENSATION

    The Company's Compensation and Benefits Committee (the "Committee") makes decisions with respect to the compensation of the Company's Chief Executive Officer and the other Executive Officers. The Committee is composed of John D. Macomber, who chairs the Committee, Dina Merrill and Malcolm Wilson.

    In making its decisions with respect to the compensation of Executive Officers, the Committee has adopted several practical and philosophical positions:

        . Deliver a significant portion of total compensation in equity-based awards, thereby aligning the financial interest of Executive Officers with Stockholders and encouraging prudent long-term strategic decisions. Where feasible, based on market conditions and other factors, shares will be repurchased in the market to avoid Stockholder dilution.

        . Tie compensation for Executive Officers to annual and long-term performance goals, which further harmonizes the interests of Executive Officers with those of Stockholders and rewards Executive Officers for achievements.

        . Ensure that compensation opportunities are comparable with those at major competitors, so that the Firm may recruit and retain talented Executive Officers who are key to the Company's long-term success.

    The elements and weightings of the compensation program at the Company are comparable to those used in the investment banking industry, but are considerably different from those of other major corporations operating in different industries. Total compensation is comprised of base salary and both cash and non-cash incentive compensation. Base salaries are intended to make up a small portion of total compensation. The greater part of total compensation is based on the Company's financial performance and other factors and is delivered through a combination of cash and equity-based awards. This approach results in overall compensation levels which will vary significantly with the financial performance of the Company.

    As in 1994, a key element of Executive Officer compensation for 1995 was preestablished compensation formulas for each Executive Officer based on the Company's net income. The formulas were intended to provide a specific amount of cash and RSUs, which have significant vesting and sales restrictions. The percentage of total compensation consisting of RSUs for Executive Officers increases with the level of executive responsibility. (The Committee has taken a similar approach in the RSU award program for employees, by paying a percentage of employee compensation in RSUs, with the percentage increasing commensurate with employee compensation levels.)

    New in 1995 was the creation of a long term incentive program ("LTIP") as a component of total compensation. Whereas the cash and RSU components of total compensation are based upon annual performance goals, the LTIP awards performance stock units over a three year period. Under the LTIP, net income for 1995 and shareholder return through the end of 1996 determine an award of RSUs which does not vest until the end of 1997. The shareholder return component of the LTIP seeks to further align executive performance with Stockholder interests. The vesting component seeks to encourage the retention of talented executives, particularly if the Company's net income and stock price for 1995 and 1996 result in a meaningful award.

    In determining overall Executive Officer compensation for 1995, the Committee also considered a number of business factors and conditions. The Committee recognized that significant progress had been made in the area of expense reduction, for personnel and nonpersonnel related costs, without a negative impact on operating results. In fact, net income for fiscal 1995 was up by approximately 100% over annualized 1994 net income. The Committee also recognized that 1995 continued to present special challenges to the management of the Company arising from the spin-off from American Express in mid 1994 and the resulting financial, regulatory and reporting issues and organizational changes that continued to be addressed. In addition, the Committee reviewed compensation provided in the prior year, along with estimates of compensation for the current year, for the companies comprising the peer group (the "Peer Group") utilized for the Performance Graph on page 17. In making their determinations, the Committee had available to it third-party advisors knowledgeable of industry practices.

    The Committee also utilized stock option awards to further encourage Executive Officers to strive for long-term Stockholder value. The options were awarded with exercise prices equal to fair market and vesting in four and one-half years. Vesting accelerates ratably in thirds as the market price of the Common Stock increases to levels well above the issuance price. The Committee believes that options assist the Firm in maintaining a competitive compensation program.

    In establishing 1995 compensation for Richard S. Fuld, Jr., the Company's Chairman and Chief Executive Officer, the Committee considered the following performance factors (to which it did not assign any specific relative weights):

    . Overseeing the improving financial performance of the Company.

    . Developing further the Company's global franchise.

    . Providing leadership for the Company's ongoing cost reduction initiatives.

    . Restructuring businesses to complete the transition from a retail oriented to institutional firm, in areas such as equities and retail brokerage.

    . Presiding as Chairman of the Board of Directors, thereby ensuring that the Board of Directors is advised of and consulted regarding all significant Company matters.

    In addition to these specific criteria, the Committee evaluated Mr. Fuld on his contributions in building and maintaining an effective management team, and in general, on initiatives taken to build long-term Stockholder value for Lehman Brothers.

    On the general criteria of leadership, management and governance, it is the Committee's judgment that Mr. Fuld's 1995 performance was above expectations. In addition, the actual financial results of the Company for 1995 were higher than for 1994. Since the major portion of Mr. Fuld's compensation is based on financial results, his 1995 compensation reflects an increase from 1994.

    Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million unless the payments are made under qualifying performance-based plans. For the compensation year ending December 31, 1995, these procedures were adhered to. While the Committee currently seeks to maximize the deductibility of compensation paid to named Executive Officers, it will maintain flexibility to take other actions which may be based on considerations other than tax deductibility.



                                          COMPENSATION AND BENEFITS COMMITTEE:

                                          John D. Macomber
                                          Dina Merrill
                                          Governor Malcolm Wilson
                                          January 18, 1996


COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last completed fiscal year John D. Macomber, Dina Merrill and Malcolm Wilson served on the Committee. None of these individuals has ever served as an officer or employee of the Firm.

EXECUTIVE COMPENSATION

    The following table shows, for the calendar years ending December 31, 1995, 1994 and 1993, as applicable, the cash and other compensation paid or accrued and certain long-term awards made to the Named Executives for services in all capacities. None of the Named Executives was an executive officer of the Company prior to 1993. Mr. Cecil was hired in January of 1994 and was not an Executive Officer of the Company in 1993.

                           SUMMARY COMPENSATION TABLE

[CAPTION]

                                                                                       LONG-TERM COMPENSATION
                                                                                        AWARDS             PAYOUTS
                                              ANNUAL COMPENSATION
                                                                                                            LONG-        ALL
                                                                     OTHER      RESTRICTED                   TERM       OTHER
                                                                     ANNUAL       STOCK       OPTIONS/    INCENTIVE    COMPEN-
  NAME AND PRINCIPAL POSITIONS                                      COMPEN-       AWARDS        SARS       PAYOUTS     SATION
      AT DECEMBER 31, 1995         YEAR   SALARY ($)   BONUS ($)   SATION ($)     ($)(a)     (# SHARES)      ($)       ($)(b)
R. S. Fuld, Jr...................  1995     750,000    1,450,000            0    2,750,010      400,000           0     7,556
Chairman and Chief Executive
 Officer                           1994     750,000      675,000       85,093    2,375,000      317,004     858,529     8,562
                                   1993     400,000    8,425,000      175,883            0            0      74,710     5,026

T. C. Pettit.....................  1995     600,000    1,400,000            0    2,499,995      325,000           0     4,838
President and Chief Operating
 Officer                           1994     600,000      637,500       50,947    2,062,500      195,567     649,277     9,144
                                   1993     300,000    6,800,000      122,272            0            0           0       908

J. L. Cecil......................  1995     450,000    1,787,500            0    1,203,131      200,000           0         0
Chief Administrative Officer       1994     432,692    1,167,308       80,000      820,000       80,000           0         0

T. A. Russo......................  1995     450,000      552,500            0      371,873      100,000           0         0
Chief Legal Officer                1994     450,000      825,000        8,438      325,000       75,120     107,529         0
                                   1993     250,000    1,550,000       20,250            0            0           0         0

R. Matza.........................  1995     450,000      487,500            0      328,127      100,000           0       568
Chief Financial Officer            1994     450,000      450,000        7,712      300,000       83,479      98,279       512
                                   1993     200,000    1,550,000       18,509            0            0           0       461

 (a)  1995 amounts represent RSUs awarded under the Company's 1994 Management Ownership Plan on December 31, 1995. Eighty percent of these RSUs vest on July 1, 1996, and the remaining twenty percent vest on July 1, 2000. Each vested RSU converts to one share of
      Common Stock on July 1, 2000. RSUs cannot be sold or transferred until they convert to
      Common Stock on July 1, 2000. The value indicated above reflects the market price of the underlying Common Stock shares, based on the midyear price of the Company's Common Stock
      ($19.75), the undiscounted payment price for the 1995 RSUs. Dividend equivalents in RSUs are payable to the extent and on the same date as dividends are paid on all other Common
      Stock shares. The number of RSUs paid to date for 1994 and 1995 (including dividend equivalents paid thereon) to Messrs. Fuld, Pettit, Cecil, Russo, and Matza, is: 301,130,
      (161,889 in 1994; 139,241 in 1995); 267,170 (140,588 in 1994; 126,582 in 1995); 108,633
      (47,715 in 1994; 60,918 in 1995); 40,982 (22,153 in 1994; 18,829 in 1995); and 37,063
      (20,449 in 1994; 16,614 in 1995); and the total value of the RSUs for 1994 and 1995 using a 1995 year end price of $21.25 is $6,399,013, $5,677,363, $2,308,451, $870,868
      and $787,589.

 (b)  Amounts reported under "All Other Compensation" for 1995 consist of the dollar value of above-market earnings on deferred compensation. Included are credits to compensation deferred pursuant to the Executive and Select Employees Plan which was established in
      1985 and Lehman Brothers Kuhn Loeb Deferred Compensation Plans, which were established in 1977 and 1980.

    The following table contains information concerning the grant of nonqualified stock options in 1995 to the named executives:

                           OPTION/SAR GRANTS IN 1995
                               INDIVIDUAL GRANTS

                                                  PERCENT OF
                                                    TOTAL
                                                 OPTIONS/SARS
                                  NUMBER OF       GRANTED TO                                      GRANT DATE
                                 OPTIONS/SARS    EMPLOYEES IN    EXERCISE PRICE    EXPIRATION      PRESENT
   NAME                           GRANTED(a)         1995        ($/PER SHARE)        DATE       VALUES($)(b)
   ----                          ------------    ------------    --------------    ----------    ------------
R. S. Fuld, Jr................      400,000          15.84%          $20.875         10/24/00     $ 1,396,000
T. C. Pettit..................      325,000          12.87%          $20.875         10/24/00     $ 1,134,250
J. L. Cecil...................      200,000           7.92%          $20.875         10/24/00     $   698,000
T. A. Russo...................      100,000           3.96%          $20.875         10/24/00     $   349,000
R. Matza......................      100,000           3.96%          $20.875         10/24/00     $   349,000

------------

 (a)  Granted on October 25, 1995. These options have a five-year term and will become exercisable in four and one-half years. The options also become exercisable in one-third increments when the closing price of the Common Stock on the NYSE reaches $26, $28 and
      $30, for 30 consecutive trading days.

 (b)  These values were calculated using the Black-Scholes option pricing model. The
      Black-Scholes model is a mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not true for the Company's options granted to
      Executive Officers. Therefore, certain discounting assumptions about the time of exercise and risk of forfeiture were applied, as indicated below. Any estimated value will depend on the market value of the Common Stock at a future date. The values shown were calculated using the following assumptions: the exercise price is equal to 100% of the closing price of the Common Stock on October 25, 1995; the expected dividend rate is
      $0.20 per share, per year based on the Company's actual regular quarterly dividends of
      $.05; the risk-free rate of return equal to the yield for the U.S. Treasury strip security with a maturity date closest to the expiration date of the option grant; and
      expected stock price volatility used is the historic volatility of the Peer Group (see page 17). In addition, the assumed option term of the awards reflects the likelihood of exercise before the expiration of the maximum term. Stock options such as these with a five year term are assumed to be exercised in three years. The adjustment for non-transferability or risk of forfeiture during the vesting period is 10% per annum.

    The following table sets forth information concerning LTIP awards made in 1995 to the Executive Officers.

                   LONG-TERM INCENTIVE PLANS--AWARDS IN 1995

                                                 MINIMUM        TARGET           PERFORMANCE OR
                                                  NUMBER       NUMBER OF       OTHER PERIOD UNTIL
    NAME                                       OF UNITS (#)    UNITS (#)      MATURATION OR PAYOUT
    ----                                       ------------    ---------    ------------------------
R.S. Fuld, Jr...............................         0           90,975      1/1/95 through 12/31/97
T.C. Pettit.................................         0           85,975      1/1/95 through 12/31/97
J.L. Cecil..................................         0           62,780      1/1/95 through 12/31/97
T.A. Russo..................................         0           26,390      1/1/95 through 12/31/97
R. Matza....................................         0           26,390      1/1/95 through 12/31/97

------------

 (a)  Consistent with compensation practices in the securities industry, Performance Stock
      Units ("PSUs") will be awarded based on the Company's 1995 profitability and the total return to Stockholders (which includes dividends and stock price appreciation) from
      January 1, 1995 through December 31, 1996. Stockholder return must average at least
      11.7% per year before any units are earned, and must average 20.5% for 100% of the above target units to be earned. Total awards may exceed 100% if higher Stockholder return levels are achieved. PSUs earned, if any, will convert to RSUs on December 31, 1996 and vest on December 31, 1997.

    The following table shows the number of shares of the Common Stock represented by outstanding stock options held by each of the Executive Officers as of December 31, 1995. The exercise price of a portion of the options represented by these shares was lower than the closing price of the Common Stock at year-end, and thus some of these options were "in-the-money" as of such date. During 1995, none of the Executive Officers exercised any of the Company's stock options.

                  AGGREGATED OPTION/SAR EXERCISES IN 1995 AND
                        YEAR-END 1995 OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES UNDERLYING
                                                                 OUTSTANDING OPTIONS
                                                               AS OF DECEMBER 31, 1995
                                               --------------------------------------------------------
                                                                                VALUE OF UNEXERCISED
                                                                                IN-THE-MONEY OPTIONS
                                                                              AT DECEMBER 31, 1995 (a)
                                                                             --------------------------
    NAME                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
    ----                                       -----------   -------------   -----------    -----------
R. S. Fuld, Jr...............................    164,790        552,214      $535,567.50    $644,695.50
T. C. Pettit.................................     69,459        449,508      $225,741.75    $526,526.00
J. L. Cecil..................................     26,666        253,334      $ 86,664.50    $248,335.50
T. A. Russo..................................     25,039        150,081      $ 81,376.75    $200,263.25
R. Matza.....................................     33,612        149,867      $109,239.00    $199,567.75

------------


 (a)  The value represents the excess of $21.25, the closing price of the Common Stock on
      December 29, 1995 on the NYSE, over the exercise prices of these options.

PENSION BENEFITS

    Lehman Brothers Holdings Inc. Retirement Plan (the "Holdings Retirement Plan") is a funded, qualified, noncontributory, integrated, defined benefit pension plan covering eligible employees.

    All employees of the Company or a designated subsidiary who have attained the age of 21 and completed one year of service are generally eligible to participate in the Holdings Retirement Plan. The Holdings Retirement Plan formula provides for an annual retirement benefit payable at age 65, calculated as a straight life annuity. Pensionable earnings are total Form W-2 earnings (plus elective deferrals under the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan and certain other health plan deferral amounts) up to the Internal Revenue Service maximum of $150,000 in 1995 and 1996. For each year of plan participation prior to 1989, the annual accrual was based on percentages of pensionable earnings up to and in excess of the social security taxable wage base. After 1988 the annual accrual is equal to one percent of pensionable earnings up to the average Social Security taxable wage base plus 1.65% of pensionable earnings in excess of the average taxable wage base. Generally, participants have a non-forfeitable right to their accrued benefits upon completing five years of vesting service. As of January 1, 1996, the estimated annual projected benefits payable upon retirement at a normal retirement age of 65 for Messrs. Fuld, Pettit, Cecil, Russo and Matza are $92,888, $84,115, $51,143, $32,134 and $89,451, respectively.

                  EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS
                            WITH EXECUTIVE OFFICERS

    Pursuant to its authority to accelerate the vesting and waive transfer restrictions for grants of RSUs under the Management Ownership Plan, in 1994 the Committee determined to accelerate the vesting and transfer restrictions of the RSUs received by the Executive Officers (and made comparable provisions for all other employees) in the event of a Hostile Change of Control, which generally means a tender offer, acquisition of 20% of the Company's voting securities or a change of a majority of the incumbent Board of Directors, in each case without the prior approval of a majority of the independent members of the incumbent Board of Directors. To the extent there is a Change of Control which is not Hostile, then the RSU would be cashed-out but the difference between the acquisition price and the RSU value at grant would be deferred for the shorter of two years or the term of any remaining restrictions and the conditions of the original RSU grant would govern the deferred amounts. Comparable arrangements were implemented for options and restricted stock held by the Executive Officers and all other employees. In addition, under a Cash Awards Plan, if a Change of Control occurs within six months after a grant of RSUs, then the Chief Executive Officer and President receive a payment equal to 350% of their previous annual cash compensation, the Chief Administrative Officer shall receive 300% and the other CMC members shall receive 200%.

                               PERFORMANCE GRAPH

    The performance graph below compares the performance of the Company's Common Stock for each fiscal quarter following the May 31, 1994 spin-off from American Express, with that of the S&P 500 Index and the Company's Peer Group (Morgan Stanley Group Inc., The Bear Stearns Companies Inc. and Salomon Inc.). The graph assumes $100 is invested in the Company's Common Stock on May 31, 1994, using the closing price of $18, and that all dividends were reinvested.

                            TOTAL RETURN PERFORMANCE


150                                                                          --- S&P 500 INDEX


140                                                                          --- LEHMAN BROTHERS
                                                                                 HOLDING INC.
130


120


110                                                                          --- PEER GROUP


100


90


80
 5/31/94   8/31/94   11/30/94   2/28/95   5/31/95   8/31/95   11/30/95   2/15/96


                                5/31/94   8/31/94   11/30/94   2/28/95   5/31/95   8/31/95   11/30/95   2/15/96
                                -------   -------   --------   -------   -------   -------   --------   -------
Lehman Brothers Holdings
 Inc..........................  100.00     90.97      83.61    101.94    111.25    133.06     127.78    142.36
S&P 500.......................  100.00    104.91     100.85    108.97    119.73    126.76     137.05    145.65
Peer Group....................  100.00     97.40      83.05     93.12    105.81    111.37     112.19    121.30

               CERTAIN TRANSACTIONS AND AGREEMENTS WITH DIRECTORS
                             AND EXECUTIVE OFFICERS

    In the ordinary course of business, the Firm from time to time engages in transactions with other corporations or financial institutions whose officers or Directors are also officers or Directors of the Company. Transactions with such corporations and financial institutions are conducted on an arm's length basis and may not come to the attention of the Directors or officers of the Company or of the other corporations or financial institutions involved.

    From time to time, Executive Officers and Directors of the Company and their associates may be indebted to the Company or its subsidiaries under lending arrangements offered by those companies to the public. For example, such persons may be indebted to LBI or its subsidiaries, as customers, in connection with margin account loans, revolving lines of credit and other extensions of credit. Such indebtedness is in the ordinary course of business, is substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and does not involve a more than normal risk of collectibility or present other unfavorable features. In addition, such Executive Officers, Directors and associates may engage in transactions in the ordinary course of business involving other goods and services provided by the Firm, such as investments services, limited partnership interests and financial counseling, on terms similar to those extended to employees of the Company generally. From time to time since the beginning of the 1995 fiscal year, the Company, through certain of its subsidiaries, in the ordinary course of business has provided investment, financial advisory and other services to certain corporations and entities (i) with which its Directors and prior Directors are affiliated and (ii) which may be 5% or greater Stockholders.

    Dina Merrill, a Director of the Company, had an indemnity agreement with The E.F. Hutton Group Inc., now called LB I Group Inc. ("Group"), providing for her indemnification for actions taken or omitted to be taken in her capacity as a Director of such company. Ms. Merrill also is covered by certain undertakings of Holdings regarding continued indemnification of and liability insurance for former officers and Directors of Group which undertakings are contained in the agreement pursuant to which the Company acquired Group.

    In April 1995, the Company entered into a one year consulting agreement with Henry Kaufman & Company, Inc. ("HK Company") pursuant to which HK Company provides, upon request, advice to the Company on global initiatives, economic forecasts and other matters. HK Company receives a consulting fee of $12,500 per month. Henry Kaufman, a Director of the Company, is a principal of HK Company.

    Lehman Brothers Capital Partners II, L.P. ("Capital Partners II") is a limited partnership established in 1988 to provide senior officers and other employees of the Firm with the opportunity to invest in a portfolio of various investment opportunities on a leveraged basis. Directors of the Company also were given an opportunity to invest in Capital Partners II. During 1995, Messrs. Fuld, Pettit, Matza, Berlind and Wilson received $843,776, $168,755, $210,944, $1,265,664 and $168,755 respectively, which amounts reflect income distributions related to the liquidation of assets in Capital Partners II.

    Lehman Brothers Capital Partners III is a limited partnership established in 1995 to provide senior officers and other employees, consultants and directors of the Firm with the opportunity to invest in a portfolio of investment opportunities. The partnership may enter into high risk investment opportunities of all kinds in all markets globally. Each of the Executive Officers and Messrs. Berlind, Kaufman, Macomber and Wilson are limited partners in the partnership. The Company as general partner is making a capital contribution to the partnership of up to $200 million and the limited partners are contributing an aggregate of $25 million. The amount of the general partner's capital contribution, together with a preferred rate of return, will generally be distributed to the general partner before any distributions are made to the limited partners. As a result, the limited partners may not receive a return of any of their capital. After the general partner has received its capital contribution and preferred return, any subsequent profits are divided 90% to the limited partners and 10% to the general partner.

   CERTAIN TRANSACTIONS AND AGREEMENTS WITH AMERICAN EXPRESS AND SUBSIDIARIES

    American Express has invested $29.4 million in two merchant banking partnerships in which subsidiaries of the Company act as general partner, and American Express received partnership distributions in an aggregate amount of $12.6 million in respect of these investments in 1995.

    Lehman Brothers Financial Resource Accounts include, as one of the features of the integrated financial services accounts, the Gold Card, issued by American Express Travel Related Services Company, Inc. ("TRS"), for which LBI pays TRS a portion of the fees received from the holders. LBI and TRS agreed in May 1994 to extend such arrangements for a three-year period on an exclusive basis. TRS also provides the Corporate Card to employees of the Company, for which TRS receives annual fees. In January 1994, the Company agreed to consolidate all its business travel reservations through TRS' Travel Center in Omaha. LBI and TRS agreed in May 1994 to extend such arrangements with respect to the Corporate Card and travel services for 5 years, with TRS as the sole provider of such services.

    In August 1990, American Express agreed to guarantee certain payments to employees who were then active employees of the Company under certain deferred compensation programs. As of September 30, 1995, deferred compensation with an aggregate balance of approximately $141 million was covered by this guarantee. The Company pays American Express an annual fee equal to 0.625% on approximately two thirds of the outstanding balance under such deferred compensation plans, in consideration of American Express maintaining the guarantee, which is scheduled to expire in August 2000.

    On June 28, 1991, Lehman sold its subsidiary, The Balcor Company, to a wholly owned subsidiary of American Express. In connection therewith, there remains an interest bearing note with a principal amount of $208 million at January 31, 1996 with a maturity of June 2000, payable by American Express to the Company. Portions of this note will be prepaid by American Express prior to such date in proportion to the Company's payments and prepayments on any indebtedness related to the World Financial Center.

    The Firm, from time to time, provides investment banking, commercial paper placement, brokerage and various other financial services such as repurchase transactions, investment advisory, strategic advisory and derivative products to American Express and its subsidiaries, including acting as placement agent for medium-term notes, dealer for commercial paper and advisor regarding certain dispositions. The Firm, American Express and its subsidiaries also engage in the ordinary course of business in various trading and short-term funding transactions, including foreign exchange and precious metals transactions. American Express and its subsidiaries provide travel, banking and other services to the Firm. All of these transactions are done on an arms-length basis with customary fees.

TAX ALLOCATION AGREEMENT

    The Company and American Express entered into an Agreement (the "Tax Allocation Agreement") providing for the allocation and settlement of their respective federal, state and local income tax liabilities and detailing the procedures that determine the payments to be made to or by the Company with respect to those liabilities, including payments with respect to adjustments to tax liabilities resulting from audits or other proceedings with respect to taxes for taxable periods for which the Company or its subsidiaries were included in a consolidated federal or combined state or local income tax return with American Express. The Company's share of federal tax liabilities will generally be based on its tax liability determined as if the Firm filed federal income tax returns as a separate taxpayer. The Company will be given credit for additional tax benefits American Express can use in its consolidated federal income tax return, provided that it will be subject to any consolidated limitations, as adjusted, that affect American Express, and, if these limitations apply, the Company's benefits will be considered to be used after the benefits of other members of the American Express consolidated group. American Express will control the filing and content of all consolidated and unitary tax returns which include the Firm, including all determination whether to file amended returns or claims for refund. Effective June 1, 1994, the Company files its own consolidated federal income tax return as well as separate combined state and local returns.

WORLD FINANCIAL CENTER

    LBI and Lehman Commercial Paper Inc. (collectively, the "LB Co-tenants"), are co-tenants together with American Express and certain of its subsidiaries (the "AXP Co-tenants" and, together with the LB Co-tenants, the "Co-tenants") of the leasehold interest in 3 World Financial Center in New York City (the "Property"). The Co-tenants' relationship with respect to the Property is governed by an Agreement of Tenants-In-Common. The agreement provides, among other things, that each Co-tenant is obligated to pay its proportionate share of all Property obligations and limits the actions that may be taken by individual Co-tenants. The Co-tenants issued approximately $649 million aggregate original principal amount, and American Express issued $175 million original principal amount (a portion of which was re-loaned to the LB Co-tenants) of long-term debt to finance the Property, in a series of notes with various financial terms and maturities through the year 2000. The LB Co-tenants are liable, on a limited recourse basis, for their proportionate share of the debt issued by the Co-tenants, which share at January 31, 1996 amounts to approximately $279 million and has been guaranteed by American Express. Certain of the debt issued by the Co-tenants is secured by a first and/or second mortgage granted on the interest of the Co-tenants as tenants-in-common in the Property.

              CERTAIN TRANSACTIONS AND AGREEMENTS WITH NIPPON LIFE

    The Company, American Express and Nippon Life entered into a Business Association Agreement in 1987. The Company and Nippon Life have conducted certain personnel exchanges pursuant to such agreement.

    On October 3, 1988, the Company entered into a loan agreement with Nippon Life and borrowed Yen 5,000,000,000 maturing October 5, 1998. The Company has given Nippon Life notice that it will prepay this borrowing on April 5, 1996. This borrowing was used to meet the Company's general funding requirements. Interest on any advance outstanding under the loan is paid at a rate of 5.5% per annum. Nippon Life invested $137 million in a merchant banking partnership in which a subsidiary of the Company acts as general partner. Nippon Life has received partnership distributions in an aggregate amount of $70.7 million in respect of this investment for 1995.

    The Company's relationship with Nippon Life also provides the Company with access to numerous Asian institutions for private placements and underwritings.

    The Firm from time to time engages in certain trading activities, including securities lending arrangements, with Nippon Life in return for commissions and fees which are negotiated on an arm's-length basis.

    Each of the Company and Nippon Life owns 50% of the outstanding capital stock of PanAgora Asset Management Inc. ("PanAgora") and PanAgora Asset Management Limited ("PanAgora Ltd."), both asset management companies. Nippon Life and the Company also are parties to an agreement regarding the cooperation and management of PanAgora and PanAgora Ltd.

         AGREEMENT AMONG THE COMPANY, AMERICAN EXPRESS AND NIPPON LIFE

    Pursuant to a 1987 Investment Agreement as amended in 1990, Nippon Life has the right to nominate, and American Express will vote its shares of Voting Stock for, two Directors to the Company's Board of Directors, one of whom will serve on the Finance Committee of the Board of Directors, (provided however that American Express must vote its shares of Preferred Stock in the same manner as other Stockholders). These rights continue so long as Nippon Life owns shares of Voting Stock, with a value (as determined in accordance with the Investment Agreement) equal to not less than two-thirds of the aggregate purchase price of the Series A Preferred Stock ($508.3 million), as adjusted (the "Investor's Minimum Investment"). Except to the extent Nippon Life may participate in the management of the Company through its nominees, Nippon Life has agreed that it will not, alone or in concert with any other person, seek to affect or influence the control of the management or business operations of the Company. Voting Stock means all securities issued by the Company having the ordinary power to vote in the election of Directors of the Company, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency. Nippon Life has, so long as it owns the Investor's Minimum Investment, the right to purchase a pro rata share (based on its then current percentage equity interest in the Company) of any voting equity security or any securities convertible into or exchangeable for shares of voting equity securities issued by the Company (excluding shares of any such security offered pursuant to the Company's employee benefit plans, dividend reinvestment plans and other offerings other than for cash).

                                   PROPOSAL 2

                    RATIFICATION OF THE COMPANY'S SELECTION
                                OF ITS AUDITORS

    The Board of Directors recommends to the Stockholders that they ratify the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Firm for fiscal year 1996.

    The affirmative vote of the majority of Voting Stock present in person or by proxy at the meeting is required to ratify the selection of auditors. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact on such matter since they are not considered "shares present" for voting purposes.

    In the event that the Stockholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its Stockholders.

    A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                                   PROPOSAL 3

                   APPROVAL OF 1996 MANAGEMENT OWNERSHIP PLAN

    The Board of Directors (the "Board") adopted on January 30, 1996, subject to approval by the Company's Stockholders, the Lehman Brothers Holdings Inc. 1996 Management Ownership Plan (the "1996 Plan" or the "Plan"). Features of the 1996 Plan are outlined below, but the outline is qualified in its entirety by reference to the full text of the 1996 Plan itself, which is attached hereto as Appendix A. Stockholder approval of the 1996 Plan is highly recommended by the Board of Directors in order to permit the Company to continue to compensate senior officers in part with RSUs and other stock-based awards instead of cash. RSUs and other stock-based awards provide an incentive to management to continue to work for the financial success of the Company and encourage management to remain with the Company. Stockholder approval also will permit the Company to maintain the tax-deductible status of any RSUs and other stock-based awards to the Company's Chief Executive Officer and any other Executive Officers. The 1996 Plan has been designed to permit it to be administered to grant

"performance-based" awards to Executive Officers which are intended to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code").

    The 1996 Plan will be administered by the Committee, which is currently comprised exclusively of Non-employee Directors. The 1996 Plan provides for the granting of incentive and non-qualified stock options, stock appreciation rights ("SARs"), and other stock based awards including, restricted stock, RSUs and performance stock units (collectively or individually, "Awards"). The Committee has discretion to select the individuals to whom Awards will be granted and to determine the type, size and terms of each Award and the authority to administer, construe and interpret the 1996 Plan. Awards may be issued to members of the CMC, members of the Operating Committee or employees holding the title Managing Director or any title senior thereto. As of January 31, 1996, approximately 350 individuals were eligible to participate in the 1996 Plan.

    The Board believes that adoption of the Plan will provide the Company with an effective means of retaining, attracting and motivating senior officers of the Company and its subsidiaries whose performance is of great importance to the continued development of the Company. The Plan, in the judgment of the Board, will enhance the Company's position in the highly competitive market for talent by offering senior management the ability to participate in the growth of the Company in a meaningful way.

    A total of ten million shares of Common Stock may be subject to Awards under the 1996 Plan, subject to adjustment in accordance with the terms of the 1996 Plan. The ten million shares of Common Stock issuable under the 1996 Plan may be either authorized but unissued shares, or treasury shares or any combination thereof. If any shares of Common Stock subject to repurchase or forfeiture rights are reacquired by Holdings or if any Award is canceled, terminates or expires unexercised, the shares of Common Stock which were issued or would have been issuable pursuant thereto will become available for new Awards. No individual may receive options, SARs or other stock-based Awards during a calendar year attributable to more than one million shares of Common Stock, subject to adjustment in accordance with the terms of the 1996 Plan.

    An individual to whom an Award is made has no rights as a stockholder with respect to any Common Stock issuable pursuant to the Award until the date of issuance of the stock certificate for such shares upon payment of the Award.

    Set forth below are the types of awards which may be granted under the 1996 Plan.

    Stock Options. A stock option, which may be a non-qualified or an incentive stock option (each, an "Option"), is the right to purchase a specified number of shares of Common Stock at a price (the "Option Price") fixed by the Committee. The Option Price of an incentive Option may be no less than the fair market value of the underlying Common Stock on the date of grant.

    Unless otherwise provided in the Optionee's award agreement, options are not transferable during the Optionee's lifetime and generally will expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as the Committee shall determine. The Committee may also accelerate the period for exercise of any or all Options held by an Optionee. Payment of the Option Price must be made in full at the time of exercise in cash, by tendering to the Company Common Stock having a fair market value equal to the Option Price, or, if authorized by the Committee, by certain withholding methods which constitute a cashless exercise or by pledging shares of Common Stock as security for a loan to pay the exercise price or by other means that the Committee deems appropriate. The Committee may, at the time of the grant of an Option or thereafter, grant a Limited Right, defined as a right to surrender to Holdings all or a portion of the related Option in connection with a Change in Control. In exchange for such surrender, the Optionee would receive cash in an amount equal to the number of shares subject to the Option multiplied by the excess of the higher of (i) the highest price per share of Common Stock paid in certain Change in Control transactions or (ii) the highest fair market value per share of Common Stock at any time during the

90-day period preceding such a Change in Control over the Option Price of the Option to which the Limited Right relates. A Limited Right can be exercised within the 30-day period following a Change in Control. A Limited Right will only be exercisable during the term of the related Option. A "Change in Control" is deemed to occur when: (i) 20% or more of the combined voting power of Holdings' voting securities is acquired in certain instances; (ii) individuals who are members of Holdings' Board prior to the Change in Control cease, subject to certain exceptions, to constitute at least a majority of such Board; or (iii) Stockholders approve certain mergers, consolidations, reorganizations, a liquidation of Holdings or an agreement for the sale or other disposition of all or substantially all of the assets of Holdings.

    Stock Appreciation Rights. A SAR may be granted alone or in tandem with Options. Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the per share grant or option price, as applicable (or some lesser amount as the Committee may determine at the time of grant), multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. Upon the exercise of a stock appreciation right granted in connection with a stock option, the stock option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of a stock option granted in connection with a stock appreciation right or the surrender of such stock option, the stock appreciation right shall be canceled to the extent of the number of shares as to which the stock option is exercised or surrendered. The Committee shall determine whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock. The Committee may, at the time of the grant of a SAR unrelated to an Option or thereafter, grant a Limited Right in tandem with the SAR which will operate in a manner comparable to the Limited Rights described above under the caption "Stock Options."

    Other Stock-Based Awards. Other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of Common Stock (all such Awards being referred to herein as "Other Stock-based Awards"), may be granted under the 1996 Plan in the discretion of the Committee. Other Stock-based Awards shall be in such form as the Committee shall determine, including without limitation, (i) the right to purchase shares of Common Stock, (ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, and (iii) shares of Common Stock issuable upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee. Other Stock-based Awards may be granted alone or in addition to any other Awards made under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine to whom and when such Other Stock-based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.

    With respect to any RSUs granted under the Plan, the obligations of the Company or any Subsidiary are limited solely to the delivery of shares of Common Stock on the date when such shares of Common Stock are due to be delivered under each Agreement, and in no event shall the Company or any Subsidiary become obligated to pay cash in respect of such obligation (except that the Company or any Subsidiary may pay to Participants amounts in cash in respect of a restricted stock unit equal to cash dividends paid to a holder of shares of Common Stock).

    The Committee shall establish the performance objectives that must be attained in order for the Company to grant other Other Stock-based awards. Accordingly, unless the Committee determines at the time of grant not to qualify the award as performance based compensation under Section 162(m), the performance objectives for awards made under the 1996 Plan will be based upon one or more of the following criteria: (i) before or after tax net income;
(ii) earnings per share; (iii) book value per share; (iv) stock price; (v) return on Stockholders' equity; (vi) the relative performance of peer group companies; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) profit margins; (xii) budget comparisons; and (xiii) total return to Stockholders. Participants who have primary responsibility for a business unit of the Company may be measured on business unit operating profit, business unit operating profit as a percent of revenue, and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures. The Committee must certify as to the attainment of the applicable performance goals prior to payment of any Other Stock-based award, and may reduce the amount of any Other Stock-based award.

    Additional Information. Under the 1996 Plan, if there is any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the Committee shall direct that appropriate changes be made in the number or kind of securities that may be issued under the 1996 Plan and in the terms of outstanding Awards. The Committee may accelerate or waive vesting or exercise periods or the lapse of restrictions on all or any portion of any Award or extend the exercisability of Options or SARs.

    Unless otherwise provided in an individual's award agreement, an individual's rights under the 1996 Plan may not be assigned or transferred (except in the event of death). The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion, the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the fair market value of which equals the amount required to be withheld. Without limiting the foregoing, the Committee may, in its discretion and subject to such conditions as it shall impose, permit share withholding to be done at the Participant's election.

    No awards may be granted on or after the tenth anniversary of the date of the adoption of the 1996 Plan by Holdings. The Committee or the Board may amend, suspend or terminate the 1996 Plan or any portion hereof at any time, provided that no amendment shall be made without approval of the Stockholders which shall
(i) increase (except as provided in Section 14 hereof) the total number of shares or the percentage of shares reserved for issuance pursuant to the Plan;
(ii) change the class of employees eligible to be participants; or (iii) extend the date after which Awards cannot be granted under the 1996 Plan.

    Certain Federal Income Tax Consequences of Options. Certain of the federal income tax consequences to Optionees and their employers of Options granted under the 1996 Plan should generally be as set forth in the following summary:

    An employee to whom an incentive stock option ("ISO") which qualifies under
Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such Option. No federal income tax deduction will be allowable to the employee's employer upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the Option exercise price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder and the employee's employer will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

    An individual to whom a non-qualified Option is granted will not recognize income at the time of grant of such Option. When such optionee exercises such non-qualified Option, the optionee will recognize ordinary compensation income equal to the difference, if any, between the Option Price paid and the fair market value, as of the date of Option exercise, of the share the optionee receives. The tax basis of such shares to such optionee will be equal to the Option Price paid plus the amount includable in the optionee's gross income, and the optionee's holding period for such shares will commence on the day after which the optionee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, the employer of such optionee will generally be entitled to a federal income tax deduction in respect of non-qualified Options in an amount equal to the ordinary compensation income recognized by the optionee. Any compensation includable in the gross income of an employee in respect of a non-qualified Option will be subject to appropriate federal, state, local and foreign income and employment taxes.

    The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Options or their employers or to describe tax consequences based on particular circumstances and does not address Awards other than Options. It is based on federal income tax law and interpretational authorities as of the date of this prospectus, which are subject to change at any time.

    The affirmative vote of the holders of a majority of all the shares of Voting Stock present in person or by proxy at the Annual Meeting is required for adoption of the proposal concerning the 1996 Plan, provided that the holders of a majority of the outstanding shares of voting stock vote on the proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact on such matter since they are not considered "shares present" for voting purposes.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 3

                                   PROPOSAL 4

            APPROVAL OF 1996 SHORT-TERM EXECUTIVE COMPENSATION PLAN

    The Board of Directors (the "Board") adopted, on January 30, 1996, subject to approval by the Stockholders, the 1996 Short Term Executive Compensation Plan (the "1996 STEP" or the "STEP"). Features of the 1996 STEP are outlined below, but the outline is qualified in its entirety by reference to the full text of the 1996 STEP itself, which is attached hereto as Appendix B. The 1996 STEP provides annual incentive awards to senior officers of the Firm and is being submitted to Stockholders in an effort to meet the requirements for deductibility by the Company under Section 162(m) of the Code. Future incentive awards under the 1996 STEP are not currently determinable. However, incentive awards granted in 1994 and 1995 to the Executive Officers under the 1994 STEP would not have been increased had they been made under the 1996 STEP. Awards may be issued to members of the CMC, members of the Operating Committee or employees holding the title Managing Director or any title senior thereto. As of January 31, 1996, approximately 350 individuals were eligible to participate in the 1996 STEP.

    Stockholder approval of the STEP is recommended by the Board in order to permit the Company to maintain the tax-deductible status of certain annual incentive bonus payments to the Executive Officers (described below as "Special Bonuses") in compliance with Section 162(m) of the Code. Special Bonuses will be contingent upon Stockholder approval and therefore, no such award will be paid unless the Stockholders of the Company approve this proposal.

    With such approval, the Company will continue to have an effective vehicle to focus and motivate the annual performance of senior officers of the Firm, offer such employees opportunities to attain competitive levels of compensation and reward those senior officers who have contributed to the profitability of the Company.

    The purpose of the STEP is to motivate and reward executives by making a significant portion of their annual bonuses directly dependent upon achieving key strategic objectives. The plan provides the opportunity for the Executive Officers to earn substantial incentive cash compensation for attaining financial and operational objectives that are critical to the Company's ongoing growth and profitability.

    The 1996 STEP allows the Committee (or, in certain situations, its delegate) to grant to certain employees of the Company annual awards of two types--"Standard Bonuses" and "Special Bonuses" (each, a "Bonus").

    A Standard Bonus may be granted in the discretion of the Committee or its delegate to any employee. The amount of the Standard Bonus will be based on any criteria the Committee or its delegate wishes to consider, including but not limited to, the objective or subjective performance of the employee, the Company or any subsidiary or division thereof. A Standard Bonus will be paid at the time determined by the Compensation Committee or its delegate.

    The 1996 STEP has been designed and will be administered to provide "performance based" incentives as set forth under Section 162(m) of the Code. A Special Bonus may be granted in the discretion of the Committee to any member of the Company's Operating Committee or CMC who the Committee reasonably believes may be a "Covered Employee," as defined in Section 162(m) of the Code. Section 162(m) limits the Company's deduction to $1 million per year per executive for certain compensation paid to each of its Chief Executive Officer ("CEO") and the four highest compensated executives other than the CEO. In general, the regulations exclude from this limitation compensation that is calculated based on "objective" performance criteria. The amount of any Special Bonus will be based on objective performance goals established by the Committee. The performance criteria for Special Bonuses made under the 1996 STEP will be based upon one or more of the following criteria: (i) before or after tax net income;
(ii) earnings per share; (iii) book value per share; (iv) stock price; (v) return on Stockholders' equity; (vi) the relative performance of peer group companies; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) profit margins; (xii) budget comparisons; and (xiii) total return to Stockholders. Participants who have primary responsibility for a business unit of the Company may be measured on business unit operating profit, business unit operating profit as a percent of revenue, and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures. The Committee must certify as to the attainment of the applicable performance goals prior to payment of any Special Bonus, and may reduce the amount of any Special Bonus. All terms and conditions of Special Bonuses, and the STEP provisions referring thereto, are intended to be administered and interpreted in accordance with Section 162(m) of the Code, to ensure the deductibility by the Company of the Special Bonuses.

    The maximum amount of a Special Bonus under the STEP is 2.0% of the consolidated pre-tax net income of the Company. The maximum amount need not be awarded.

    The Committee has the authority to determine in its sole discretion the applicable performance period relating to any Bonus; provided, however, that any such determination with respect to a Special Bonus shall be subject to any applicable restrictions imposed by Section 162(m) of the Code. Initially, the performance period for purposes of the 1996 STEP Plan is the 12-month period ending December 31 each year. Bonuses may be paid, as soon as practicable after certification of attainment of performance goals, where required, by the Committee, in cash, stock, or a combination thereof. Payment may be deferred, in part or whole, on a mandatory basis by the Committee or electively by participants with Committee approval.

    The affirmative vote of the holders of a majority of all the shares of Common Stock present in person or by proxy at the Annual Meeting is required for adoption of the proposal concerning the 1996 STEP. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact on such matter since they are not considered "shares present" for voting purposes.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

                                 OTHER MATTERS

    Management does not know of any business to be transacted at the meeting other than as indicated herein. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

    You are urged to sign, date and return the enclosed proxy in the prepaid envelope provided for such purpose. It is hoped that registered Stockholders will give us advance notice of their plans by marking the box provided on the proxy card.

    If you will need special assistance at the Annual Meeting because of a disability please call the Corporate Secretary of the Company at (212) 526-1911. Directions to the meeting are on the back page of this proxy statement.

    DEADLINE FOR SUBMITTING PROPOSALS FOR NEXT YEAR'S MEETING. Stockholders who intend to present proposals in connection with the Company's 1997 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary of the Company on or before October 30, 1996.

New York, New York
February 26, 1996

                                          Karen C. Manson
                                          Secretary

                                                                      APPENDIX A

                         LEHMAN BROTHERS HOLDINGS INC.
                         1996 MANAGEMENT OWNERSHIP PLAN

SECTION 1--PURPOSE

    The purpose of the Lehman Brothers Holdings Inc. 1996 Management Ownership Plan (the "Plan") is to strengthen Lehman Brothers Holdings Inc. (the "Company") by providing selected employees of the Company with the opportunity to acquire a proprietary and vested interest in the growth and performance of the Company, thus generating an increased incentive to contribute to the Company's future success and prosperity, enhancing the value of the Company for the benefit of Stockholders, and enhancing the Company's ability to attract and retain individuals of exceptional talent.

    The purposes of the Plan are to be achieved through the grant of various types of stock-based awards.

SECTION 2--DEFINITIONS

    For purposes of the Plan, the capitalized terms shall have the meanings ascribed to them in Exhibit A hereof.

SECTION 3--SHARES SUBJECT TO THE PLAN

    (a) Shares of Common Stock which may be issued under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Company's treasury, or any combination thereof. Subject to adjustment as provided in Section 14, the number of shares of Common Stock with respect to which Awards (whether distributable in shares of Common Stock or in cash) may be granted under the Plan shall be ten million shares. The maximum number of shares of Common Stock available for stock options, stock appreciation rights or other Stock-based Awards that may be granted to a Participant during a calendar year shall not exceed one million.

    (b) Notwithstanding the last sentence of Section 3(a), to the extent that the number of shares of Common Stock with respect to which Awards may be granted under the Plan in any calendar year exceeds the number of shares of Common Stock with respect to which Awards were granted under the Plan during that calendar year, such excess shall be available for grant under the Plan in succeeding calendar years.

    (c) In the event that any other Award subject to repurchase or forfeiture rights is reacquired by the Company or if any Award is canceled, terminates or expires unexercised (except with respect to a stock option which terminates on the exercise of a stock appreciation right) for any reason under the Plan, any Common Stock allocated in connection with such Award, shall thereafter again be available for grant pursuant to the Plan.

SECTION 4--ELIGIBILITY

    Members of the Corporate Management Committee and the Operating Committee (and successor entities of such committees) and all Managing Directors and officers holding a title senior to Managing Director are eligible to be Participants in the Plan.

SECTION 5--ADMINISTRATION

    The Plan shall be administered by the Committee, which shall have the power to select those Participants who shall receive Awards and to determine the terms of such Awards. As to the selection of, and the terms of Awards granted to, Participants who are not Executive Officers, the Committee may delegate any or all of its responsibilities to officers or employees of the Company. With respect to any "Covered Employee" (as such term is defined in Section 162(m) of the Code), the Committee shall administer the Plan in such a manner as to comply with the requirements for deductibility under Section 162(m) of the Code.

    The Committee's authority hereunder shall include, without limitation, the establishment of vesting schedules or exercisability in installments with respect to Awards. The Committee may, in its sole discretion, accelerate or waive vesting or exercise periods or the lapse of restrictions on all or any portion of any Award, or extend the exercisability (including to extend or provide for post-termination exercisability) of Stock Options or Stock Appreciation Rights; provided that such exercisability shall not extend past ten years from the date of grant of any incentive stock options.

    Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry the Plan or any such Award into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

SECTION 6--STOCK OPTIONS

    (a) Any stock options granted under the Plan shall be in such form as the Committee may from time to time approve and shall be subject to the terms and conditions provided herein and such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

    (b) Stock options may be granted to any Participant. Each grant of stock options shall specify whether the underlying options are intended to be incentive stock options or non-incentive stock options. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such requirements as may be prescribed by Section 422(b) of the Code, as from time to time amended, and any implementing regulations, including, but not limited to, the requirement that such stock options are exercisable during the Participant's lifetime, only by such Participant. The Committee shall establish the option price at the time each stock option is granted, which price in the case of an incentive stock option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

    (c) No stock options may be exercisable later than ten years after their date of grant. The option price of each share of Common Stock as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment may be made at the sole discretion of the Committee, pursuant to and in accordance with criteria and guidelines established by the Committee (which criteria and guidelines may be different for Executive Officers and for other Participants), as the same may be modified from time to time, (i) in cash,
(ii) by tender of shares of Common Stock already owned by the Participant, valued at Fair Market Value as of the date of exercise, (iii) if authorized by the Committee, by withholding pursuant to the election of the Participant, which election is subject to the disapproval of the Committee, from those shares that would otherwise be obtained upon exercise of the option a number of shares having a Fair Market Value equal to the option price, (iv) if authorized by the Committee, and in combination with services rendered by the exercising Participant, by delivery of a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by the Company to, (a) sell shares of Common Stock subject to the option and to deliver promptly to the Company a portion of the proceeds of such sale transaction on behalf of the exercising Participant to pay the option price, or (b) pledge shares of Common Stock subject to the option to a margin account maintained with such broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company the loan proceeds, at the time of exercise to pay the option price, (v) by any combination of (i), (ii), (iii) or (iv) above or (vi) by other means that the Committee deems appropriate.

    (d) A stock option holder may, in the discretion of the Committee, have the right (a "Limited Right") to surrender a Stock Option or any portion thereof to the Company within 30 days following a Change in Control and to receive from the Company in exchange therefor a cash payment in an amount equal to (a) the number of unexercised shares of Common Stock under the option which are being surrendered multiplied by (b) the excess of (i) the greater of (A) the highest price per share of Common Stock paid in connection with the Change in Control or
(B) the highest Fair Market Value per share of Common Stock in the 90 day period preceding such Change in Control, over (ii) the purchase price of the option as set forth in the underlying option agreement.

SECTION 7--STOCK APPRECIATION RIGHTS

    (a) Stock appreciation rights may be granted independent of any stock option or in conjunction with all or any part of any stock option granted under the Plan, either at the same time as the stock option is granted or at any later time during the term of the option. Stock appreciation rights shall be subject to such terms and conditions as determined by the Committee, not inconsistent with the provisions of the Plan.

    (b) Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the per share grant or option price, as applicable (or such lesser amount as the Committee may determine at the time of grant), multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. Upon the exercise of a stock appreciation right granted in connection with a stock option, the stock option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of a stock option granted in connection with a stock appreciation right or the surrender of such stock option, the stock appreciation right shall be canceled to the extent of the number of shares as to which the stock option is exercised or surrendered. The Committee shall determine whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock.

    (c) A holder of a stock appreciation right may, in the discretion of the Committee, have the right (a "Limited SAR Right") to surrender the stock appreciation right or any portion thereof to the Company within 30 days following a Change in Control and to receive from the Company in exchange therefor a cash payment in an amount equal to (a) the number of shares of Common Stock under the stock appreciation right which are being exercised, multiplied by (b) the excess of (i) the greater of (A) the highest price per share of Common Stock paid in connection with the Change in Control or (B) the highest Fair Market Value per share of Common Stock in the 90 day period preceding such Change in Control, over (ii) the per share grant price of the stock appreciation right as set forth in the underlying agreement.

SECTION 8--OTHER STOCK-BASED AWARDS

    (a) Other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of Common Stock (all such Awards being referred to herein as "Other Stock-based Awards"), may be granted under the Plan in the discretion of the Committee. Other Stock-based Awards shall be in such form as the Committee shall determine, including without limitation, (i) the right to purchase shares of Common Stock,
(ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, and
(iii) shares of Common Stock issuable upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee. Other Stock-based Awards may be granted alone or in addition to any other Awards made under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine to whom and when such Other Stock-based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.

    (b) With respect to any restricted stock units ("RSUs") granted under the Plan, the obligations of the Company or any Subsidiary are limited solely to the delivery of shares of Common Stock on the date when such shares of Common Stock are due to be delivered under each Agreement, and in no event shall the Company or any Subsidiary become obligated to pay cash in respect of such obligation (except that the Company or any Subsidiary may pay to Participants amounts in cash in respect of a restricted stock unit equal to cash dividends paid to a holder of shares of Common Stock, for fractional shares or for any amounts payable in cash upon the occurrence of a Change in Control).

    (c) The Committee shall establish the performance objective that must be attained in order for the Company to grant other Other Stock-based awards. Accordingly, unless the Committee determines at the time of grant not to qualify the award as performance based compensation under Section 162(m), the performance objectives for awards made under the Plan will be based upon one or more of the following criteria: (i) before or after tax net income; (ii) earnings per share; (iii) book value per share; (iv) stock price; (v) return on Stockholders' equity; (vi) the relative performance of peer group companies;
(vii) expense management; (viii) return on investment; (ix) improvements in capital structure, (x) profitability of an identifiable business unit or product; (xi) profit margins; (xii) budget comparison; and (xiii) total return to Stockholders. Participants who have primary responsibility for a business unit of the Company may be measured on business unit operating profit, business unit operating profit as a percent of revenue, and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures. The Committee must certify as to the attainment of the applicable performance goals prior to payment of any Other Stock-based awards and may reduce the amount of any Other Stock-based award.

SECTION 9--DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS

    Awards other than stock options may, at the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to either vesting or earnout.

SECTION 10--AWARD AGREEMENTS

    Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, not inconsistent with the provisions of the Plan, as determined by the Committee, which shall apply to such Award.

SECTION 11--WITHHOLDING

    The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion, the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld. Without limiting the foregoing, the Committee may, in its discretion and subject to such conditions as it shall impose, permit share withholding to be done at the Participant's election.

SECTION 12--NON-TRANSFERABILITY

    No Award shall be assignable or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award agreement.

SECTION 13-- NO RIGHT TO EMPLOYMENT OR CONTINUED PARTICIPATION IN PLAN/NO RIGHTS
            AS STOCKHOLDERS

    (a) No person shall have any claim or right to the grant of an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

    (b) The grant of an Award shall not be construed as giving a Participant the rights of a Stockholder of Common Stock unless and until shares of Common Stock have been issued to Participants pursuant to Awards hereunder.

SECTION 14--ADJUSTMENT OF AND CHANGES IN COMMON STOCK

    In the event of any change in the outstanding shares of Common Stock by reason of any Common Stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to Stockholders of Common Stock other than regular cash dividends, the Committee shall make a substitution or adjustment, to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, and to outstanding Awards, as well as the option price or other affected terms of such Awards as in its judgment shall be necessary to preserve the Participant's rights substantially proportionate to the rights existing prior to such event.

    Unless otherwise provided in an award agreement, after a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations (a "Merger Event") in which the Company shall be the surviving or resulting corporation, an Award holder shall, where applicable, at the same cost, be entitled upon the exercise of an Award, to receive (subject to any action required by Stockholders) such securities of the surviving or resulting corporation as shall be equivalent to the shares underlying such Award as nearly as practicable to the nearest whole number and class of shares of stock or other securities.

    Unless otherwise provided in an award agreement, if the Company enters into any agreement with respect to any transaction which would, if consummated, result in a Merger Event in which the Company will not be the surviving corporation, the Committee in its sole discretion and without liability to any person shall determine what actions shall be taken with respect to outstanding Awards, if any, including, without limitation, the payment of a cash amount in exchange for the cancellation of an

Award or the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder as of the date of the consummation of the Merger Event.

SECTION 15--AMENDMENT

    The Committee or the Board may amend, suspend or terminate the Plan or any portion hereof at any time, provided that no amendment shall be made without approval of the Stockholders of the Company which shall (i) increase (except as provided in Section 14 hereof) the total number of shares or the percentage of shares reserved for issuance pursuant to the Plan; (ii) change the class of Employees eligible to be Participants; or (iii) extend the date after which Awards cannot be granted under the Plan.

SECTION 16--UNFUNDED STATUS OF PLAN

    The Plan is intended to constitute an "unfunded" plan for long-term incentive compensation. With respect to any payments not yet made to a Participant, including any Participant optionee, by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof or with respect to options, stock appreciation rights and other Awards under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 17--EFFECTIVE DATE

    Subject to approval of the Stockholders of the Company, in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, and Code Sections 162(m) and 422, this Plan shall be effective on April 10, 1996. No Awards may be granted under the Plan on or after January 10, 2006.

                                   EXHIBIT A

    (a) "Award" shall mean any type of stock-based award granted pursuant to the Plan.

    (b) "Board" shall mean the Board of Directors of the Company; provided, however, that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for purposes of this Plan.

    (c) "Change in Control" shall mean the occurrence during the term of the Plan of:

        a) The commencement (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of a tender offer for more than 20% of the Company's outstanding shares of capital stock having ordinary voting power in the election of directors (the "Voting Securities").

        b) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within, the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (b).

        c) The individuals who, as of the effective date of the 1994 initial public trading in Company shares, are members of the Board (the "Incumbent Board"), ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common Stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

        d) Approval by Stockholders of the Company of:

           (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction;" i.e., meets each of the requirements described in (A), (B), and (C) below:

               (A) the Stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

               (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation immediately following the consummation of such merger, consolidation or reorganization; and

               (C) no Person other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities immediately following the consummation of such merger, consolidation or reorganization.

               (ii) A complete liquidation or dissolution of the Company; or

               (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

           Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

    (e) "Committee" shall mean the Compensation and Benefits Committee of the Company.

    (f) "Common Stock" shall mean the common stock of the Company, $.10 par value.

    (g) "Company" shall mean Lehman Brothers Holdings Inc. and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of substantially all its assets or otherwise.

    (h) "Executive Officer" shall mean a Participant who is subject to the requirements of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934.

    (i) "Fair Market Value" on any date means the closing price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (or, if such exchange is not open on such date, the immediately preceding date on which such exchange is open), the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System, or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to share on such date, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an incentive stock option, in accordance with Section 422 of the Code.

    (j) "Other Stock-based Award" shall mean any of those Awards described in
Section 8 hereof.

    (k) "Participant" shall mean a member of the Corporate Management Committee, the Operating Committee or a Managing Director who is selected by the Committee to receive an Award under the Plan.

    (l) "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in
Section 424(f) of the Code, as amended from time to time.

    (m) "Total Disability" shall mean a physical or mental incapacity, which would entitle the individual to benefits under the long-term disability program sponsored by the Company employing such individual; provided, however, that if an individual is not covered under the applicable program, the Committee shall determine whether the individual has incurred a Total Disability by utilizing the criteria of such program and provided further that for incentive stock options the definition of Total Disability shall be as set forth in Section 22(e)(3) of the Code.

                                                                      APPENDIX B

                         LEHMAN BROTHERS HOLDINGS INC.
                  1996 SHORT TERM EXECUTIVE COMPENSATION PLAN

    1. PURPOSE. The purpose of the 1996 Short Term Executive Compensation Plan (the "Plan") is to advance the interests of Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), and its stockholders by providing incentives in the form of periodic bonus awards to certain employees of the Company and any of its subsidiaries or other related business units or entities ("Affiliates") including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its Affiliates.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two "outside directors," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.

    The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the employees to be granted bonus awards ("Bonuses") under the Plan, to determine the size and terms of the Bonus to be made to each individual selected (subject to the limitation imposed on "Special Bonuses", as defined below), to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a "Covered Employee," as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect to Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

    3. PARTICIPATION. The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees of the Company and its Affiliates who may participate in the Plan and be granted Bonuses under the Plan ("Participants"); provided, however, that Special Bonuses (as defined below) may only be granted to members of the Company's Operating Committee and Corporate Management Committee (or any successor entities of such committees in accordance with subsection (c) below) and Managing Directors and officers holding a title senior to Managing Director.

    4. BONUSES UNDER THE PLAN.

    (a) In General. The Committee shall determine the amount of a Bonus to be granted to each Participant in accordance with subsections (b) and (c) below.

    (b) Standard Bonuses. The Committee may in its discretion grant to a Participant a cash Bonus (a "Standard Bonus") in the amount, and payable at the time, determined by the Committee or its delegate in its discretion. The amount of a Participant's Standard Bonus may be based upon any criteria the Committee wishes to consider, including but not limited to the objective or subjective performance of the Participant, the Company or any subsidiary or division thereof.

    (c) Special Bonuses. (i) The Committee may in its discretion award a Bonus to a Participant who it reasonably believes may be a Covered Employee (a "Special Bonus") for the taxable year of the Company in which such Bonus would be deductible, under the terms and conditions of this subsection (c). Subject to clause (iii) of this Section 4(c), the amount of a Participant's Special Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The maximum Special Bonus that may be granted in respect of a (calendar year) shall be 2.0% of the consolidated pre-tax net income of the Company.

    (ii) The amount of any Special Bonus will be based on objective performance goals established by the Committee. The performance criteria for Special Bonuses made under the Plan will be based upon one or more of the following criteria:
(A) before or after tax net income; (B) earnings per share; (C) book value per share; (D) stock price; (E) return on Stockholders' equity; (F) the relative performance of peer group companies; (G) expense management; (H) return on investment; (I) improvements in capital structure; (J) profitability of an identifiable business unit or product; (K) profit margins; (L) budget comparisons; and (M) total return to Stockholders. Participants who have primary responsibility for a business unit of the Company may be measured on business unit operating profit, business unit operating profit as a percent of revenue and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures.

    (iii) The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Special Bonus. No Special Bonuses will be paid until such certification is made by the Committee.

    (iv) The provisions of this Section 4(c) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its affiliates of the payment of Special Bonuses.

    5. DESIGNATION OF BENEFICIARY BY PARTICIPANT. The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant's death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representatives of the Committee or its delegate prior to the Participant's death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant's estate.

    6. MISCELLANEOUS PROVISIONS.

    (a) No employee or other person shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Affiliates.

    (b) Except as may be approved by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation by law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its Affiliates by the Participant.

    (c) The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Bonus; provided, however, that any such determination with respect to a Special Bonus shall be subject to any applicable restrictions imposed by Section 162(m) of the Code.

    (d) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

    (e) The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than any payments to be made by any of the Affiliates, which shall be made by such Affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. All expenses involved in administering the Plan shall be borne by the Company.

    (f) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

    (g) Any controversy or dispute arising in connection with the Plan shall be resolved by arbitration pursuant to the Constitution and rules of the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc.

    (h) The Plan shall be effective as of April 10, 1996, subject to the affirmative vote of the holders of a majority of all shares of Common Stock of the Company present in person or by proxy at the Annual Meeting of the Company to be held on April 10, 1996.

    7. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.

    8. PLAN TERMINATION. This Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.

    9. ACTIONS AND DECISION REGARDING THE BUSINESS OR OPERATIONS OF THE COMPANY AND/OR ITS AFFILIATES. Notwithstanding anything in the Plan to the contrary, neither the Company nor any of its Affiliates nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any Affiliates.

    10. SUBORDINATED CAPITAL STATUS. Notwithstanding any other provision of this Plan, any amounts due to Participants hereunder may be treated, in the Committee's sole discretion, to the extent that the Company accrues a liability in respect thereof, as subordinated capital of the Company in calculating the Company's net capital for regulatory purposes, and the terms of the Plan applicable to such amounts shall include (and, may be amended to add) such provisions as the Committee determines are necessary or appropriate in order to secure such treatment, including without limitation, provisions for the suspension of any payment obligation under the Plan under certain prescribed circumstances.

              DIRECTIONS TO THE 1996 LEHMAN BROTHERS HOLDINGS INC.
                         ANNUAL MEETING OF STOCKHOLDERS

    The Firm's World Headquarters, site of the 1996 Annual Meeting of Stockholders, is located at 200 Vesey Street on the west side of lower Manhattan in the office complex known as the World Financial Center. The World Financial Center is a part of Battery Park City, a 10 acre development of office buildings, residences and parks amongst former Hudson River piers on the southwestern tip of Manhattan. It is connected to the World Trade Center by two pedestrian overpasses and is also accessible at street level by automobile.

BY SUBWAY

    Take any of the several subway lines (A, C, E, N, R or the 1, 2, 3, 4, 5, or 9 trains) that stop at or near the World Trade Center. Walk from the World Trade Center across the Westside Highway (also known as West Street) via one of the two pedestrian overpasses. The Company's offices are in 3 World Financial Center which is the building on the north side of the Winter Garden in the World Financial Center.

BY AUTOMOBILE OR TAXICAB

    Proceed to the Westside Highway in lower Manhattan, orienting toward the twin towers of the World Trade Center. Enter the World Financial Center, which is directly across the Westside Highway from the towers, by turning west on either Murray Street or Vesey Street. Proceed to the main entrance of 3 World Financial Center which is the building located at the corner of Vesey Street and the Westside Highway.

                         LEHMAN BROTHERS HOLDINGS INC.


                    Proxy for Annual Meeting of Stockholders


                This proxy is solicited by the Board of Directors


Karen C. Manson, Karen M. Muller and Thomas A. Russo, or each of them (with full power to act without the other and with full power of substitution) are hereby appointed attorneys and proxies to attend the Annual Meeting of Stockholders to be held on April 10, 1996, and at any adjournment thereof, and to vote and act for the undersigned on the matters listed on the reverse side which are set forth in the accompanying Proxy Statement.

This proxy revokes all previous proxies. Unless specified to the contrary, it will be voted FOR all proposals. In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment.





















CONTINUED AND TO BE SIGNED ON REVERSE SIDE                           SEE REVERSE

                                                                            SIDE

--- Please mark
 X  votes as in this example
---

           ----------------------------------------------------------
           The Board of Directors recommends a vote FOR all proposals
           ----------------------------------------------------------



1.  Election of Three Class I Directors.         2.  Ratification of Ernst & Young as independent      FOR       AGAINST    ABSTAIN
    Nominees:  John F. Akers,                        public auditors for fiscal year 1996.
    Richard S. Fuld, Jr. and                                                                           ----        ----      ----
           Katsumi Funaki
                                                                                                       ----        ----      ----



     FOR           WITHHELD
     ---               ---

     ---               ---


----

           ---------------------------
----       For all nominees except as
           noted on the line above



3.  Approval of the 1996 Management               4.  Approval of the 1996 Short Term
    Ownership Plan.                                   Executive Compensation Plan.
                                                                                                       FOR       AGAINST    ABSTAIN
                                                                                                       ----        ----      ----

                                                                                                       ----        ----      ----

FOR       AGAINST    ABSTAIN
----         ----      ----

----         ----      ----




MARK HERE                   MARK HERE                     PLEASE SIGN, DATE AND
FOR ADDRESS     ----        IF YOU PLAN     ----          MAIL YOUR PROXY CARD
CHANGE AND                  TO ATTEND                     PROMPTLY IN THE ENCLOSED
NOTE AT LEFT    ----        THE MEETING     ----          ENVELOPE

                                            IMPORTANT: Please sign exactly
                                            as your name or names appear hereon and
                                            when signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such.  If
                                            the signature is by a corporation, sign
                                            the full corporate name by a
                                            duly authorized officer.

                                   Signature: ____________________________  Date_________________

                                   Signature: ____________________________  Date_________________